Exhibit 10.2


                                 LEASE AGREEMENT

                                     between

              RYAN 900, LLC, a Minnesota limited liability company,
                                  as "Landlord"

                                       and

                       RETEK INC., a Delaware corporation,
                                   as "Tenant"

                                TABLE OF CONTENTS

SECTION                                                                   PAGE

  1.  PREMISES ..............................................................6
  2.  TERM; POSSESSION ......................................................8
  3.  RENT .................................................................12
  4.  SECURITY DEPOSIT .....................................................18
  5.  USE AND COMPLIANCE WITH LAWS .........................................19
  6.  TENANT IMPROVEMENTS & ALTERATIONS ....................................22
  7.  MAINTENANCE AND REPAIRS ..............................................24
  8.  UTILITIES AND SERVICES ......... .....................................25
  9.  EXCULPATION AND INDEMNIFICATION ......................................27
  10. INSURANCE ............................................................28
  11. DAMAGE OR DESTRUCTION ................................................30
  12. CONDEMNATION .........................................................32
  13. ASSIGNMENT AND SUBLETTING ............................................33
  14. DEFAULT AND REMEDIES .................................................35
  15. LATE CHARGE AND INTEREST .............................................37
  16. WAIVER ...............................................................38
  17. ENTRY, INSPECTION AND CLOSURE ........................................38
  18. SURRENDER AND HOLDING OVER ...........................................39
  19. ENCUMBRANCES .........................................................40
  20. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS .......................40
  21. NOTICES ..............................................................41
  22. ATTORNEYS' FEES ......................................................41
  23. QUIET POSSESSION .....................................................42
  24. SECURITY MEASURES ....................................................42
  25. FORCE MAJEURE ........................................................42
  26. RULES AND REGULATIONS ................................................43
  27. LANDLORD'S LIABILITY .................................................43
  28. CONSENTS AND APPROVALS ...............................................43
  29. WAIVER OF RIGHT TO JURY TRIAL ........................................44
  30. BROKERS ..............................................................44
  31. ENTIRE AGREEMENT .....................................................44
  32. MISCELLANEOUS ........................................................44
  33. AUTHORITY ............................................................45
  34. LANDLORD'S ASSUMPTION OF TENANT'S LEASE ..............................45
  35. PARKING ..............................................................46
  36. PROJECT/BUILDING NAME ................................................46
  37. BUILDING .............................................................47
  38. CONTINGENCY FOR CITY ACTION ..........................................47


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  38. CONTINGENCY FOR TEMPORARY SPACE ......................................48


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

                       BASIC LEASE INFORMATION

Lease Date:            The date of this Lease is November 8, 1999

Landlord:              Ryan 900, LLC, a Minnesota limited liability company

Tenant:                Retek Inc., a Delaware corporation

Building:              The office building, containing 12 floors of rentable
                       space above 2-story Target department store and a 3-level underground public parking garage, together with a street level lobby area adjoining South 10th Street and loading dock, to be developed by Landlord on the block bounded by Nicollet Mall, LaSalle Avenue, South 9th
                       Street and South 10th Street in Minneapolis, Minnesota,
                       (the block is referred to herein as the project) and to be known as Retek Plaza or Retek Tower (as more fully explained in Section 36), and as currently depicted on the Schematic Plans prepared by Ellerbe Beckett, dated
                       October 15, 1999.

Rentable Area of       Approximately 487,607 square feet.
Building.

Premises:              The Premises will be delivered to Tenant in two phases.
                       As of the Commencement Date, the Premises will consist of floors 12, 11 and 10 of the Building. Each floor consists of approximately 43,555 square feet of Rentable
                       Area, for a total of approximately 130,665 square feet of Rentable Area. As of the later of a) the first day of the seventh (7th) full month of the Term or b) April
                       1, 2002, the Premises will consist of floors 12, 11, 10,
                       9 and 8 of the Building. Each floor consists of approximately 43,555 square feet of Rentable Area, for a total of approximately 217,775 square feet of Rentable
                       Area.

                       Landlord may, in its sole discretion, add to or subtract from the number of floors to be built, provided, however, that the Premises shall always be the uppermost floors of the Building.

Term: 150 fall calendar months (plus any partial month at the beginning of the Term)

Scheduled
Commencement Date:     October 1, 2001

Expiration Date:       The last day of the 150th full calendar month in the
                       Term


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Base Rent:            Months 1 - 6:     $16.50 per rentable square foot per year
                      Months 7 - 60:    $17.93 per rentable square foot per year
                      Months 61 - 120: $18.93 per rentable square foot per year Months 121 - 150: $19.91 per rentable square foot per year

Tenant's Share:       As of the Commencement Date, Tenant's Share, as
                      defined in Section 3.6(a)(3), is estimated to be 26.8%;
                      provided, however, that Tenant's Share as of the Commencement Date is subject to verification and adjustment as set forth in Section 1.

Security Deposit:     $7,500,000.00

Landlord's Address
for Payment of Rent:  c/o Ryan Properties, Inc.
                      900 Second Avenue South, Suite 700
                      Minneapolis MN 55402

Business Hours:       7:00 AM to 7:00 PM Monday through Friday
                      8:00 AM to 1:00 PM Saturday, holidays excepted

Landlord's Address
for Notices:
                      c/o Ryan Properties, Inc.,
                      900 Second Avenue South, Suite 700
                      Minneapolis MN 55402

Tenant's Address
for Notices:          Prior to the Commencement Date:
                      Retek Inc.
                      Midwest Plaza
                      801 Nicollet Mall
                      Minneapolis MN 55402
                      Attn: Gregory A. Effertz

                      Following the Commencement Date
                      The address of the Premises, when determined
                      Attn: Gregory A. Effertz

Broker(s):            CB Richard Ellis, Inc.,

Property Manager:     Ryan Properties, Inc.


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Exhibits:
---------
Exhibit A:        Premises Floor Plans (Preliminary)
Exhibit B:        Construction Rider
Exhibit C:        Building Rules
Exhibit D:        Scope Document
Exhibit E:        Base Building/Tenant Improvement Allocations
Exhibit F:        Preliminary Building Elevation
Exhibit G:        Janitorial Services

      The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.


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

      THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("Landlord"), and the Tenant identified in the Basic Lease Information ("Tenant"). Landlord and Tenant hereby agree as follows:

1.    PREMISES.

      1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the space identified in the Basic Lease Information as the Premises (the "Premises"), in the Building described in the Basic Lease Information (the "Building"). Floor Plans showing the approximate configuration and location of the Premises are attached hereto as Exhibit A. The Rentable Area of the Premises and the Building will be calculated in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996. Prior to the Commencement Date, Landlord's architect who designed the Building ("Architect") shall certify to Landlord and Tenant in writing (the "Rentable Area Certificate") the number of square feet of Rentable Area of the Premises and the Building. Subject to any temporary closures permitted by Section 17 - Entry, Inspection and Closure, Tenant and its agents, employees and invitees shall have the nonexclusive right with others designated by Landlord to the free use of the common areas in the Building, as such common areas are so designated from time to time by Landlord, for the common areas intended and normal use.

      1.2 Expansion Options. Subject to the terms and conditions set forth in this Section 1.2, Landlord grants to Tenant options to add space ("Expansion Space") to the Premises as follows:

            (a) The maximum Expansion Space shall be three floors of the Building, containing approximately 130,665 square feet of Rentable Area, contiguous to the then existing Premises (except as hereinafter provided), to be leased at Tenant's option two options (collectively, the "Expansion Options"). The first option ("First Expansion Option") shall be, at Tenant's election, with respect to either one floor of approximately 43,555 square feet of Rentable Area or two floors each containing approximately 43,555 square feet of Rentable Area in the Building ("First Expansion Space"). The second option ("Second Expansion Option") shall be with respect to one floor of approximately 43,555 square feet of Rentable Area in the Building ("Second Expansion Space"). If Tenant does not exercise the First Expansion Option, the Second Expansion Option Space need not be contiguous to the Premises.

            (b) Tenant shall have the right to exercise its Expansion Options as follows: Tenant shall have the right to exercise the First Expansion Option no later than December 31, 2001. Tenant shall have the right to exercise the Second Expansion Option no later than the last day of the fifty fourth (54th) full month of the Term which, based upon the Scheduled Commencement Date, would be March 31, 2006. If Tenant shall fail to exercise any Expansion Option by the dates provided, it shall be deemed to have waived the right to exercise the Expansion Option in question. Each Expansion Option shall be exercised by Tenant giving written notice to Landlord of its election, and, as to the First Expansion Option, Tenant's determination as to taking one or two floors.


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            (c) Unless accelerated as provided herein, Landlord shall deliver the First Expansion Space to Tenant, and such space shall become a part of the Premises, on the later of January 1, 2003, and the date Landlord delivers the First Expansion Space to Tenant with Landlord's Work Substantially Complete. The First Expansion Space shall be delivered to Tenant in a manner consistent with
Section 2.1 as to Landlord's construction obligations set forth in the Construction Rider defined in Section 2.1 ("Landlord's Work"), Substantial Completion and conditions precedent to delivery to Tenant, and with the same, Tenant Improvement Allowance provided to Tenant. Tenant shall provide Final Tenant Improvement Plans to Landlord for the First Expansion Space no later than August 1, 2002. Landlord shall deliver the Second Expansion Space to Tenant on or before the first day of the 85th full month of the Term which, based upon the Scheduled Commencement Date, would be October 1, 2008. The Second Expansion Space shall be delivered to Tenant in its "As-Is" condition, but constructed to at least the base building condition as specified in Exhibit D & E. If the Second Expansion Space has not been constructed beyond the base Building condition set forth in Exhibits D & E, the determination of Market Rate will reflect the unimproved condition of the space. The space leased pursuant to the Second Expansion Option shall be added to the Premises on the date of delivery thereof by Landlord, but Tenant's obligation to pay Rent with respect thereto shall not commence until the earlier of (i) the date which is four (4) months after such delivery date, or (ii) the date on which Tenant commences using such space for business purposes.

            (d) Within thirty (30) days of receiving Tenant's notice exercising the Second Expansion Option, Landlord shall give notice of Landlord's good faith estimate of the Market Rate for the Expansion Space. The Market Rate set forth in such notice by Landlord shall be controlling unless within thirty (30) days after such notice Tenant shall notify Landlord that it objects to Landlord's estimate of Market Rate, in which case the Market Rate shall be determined in accordance with Section 3.5 of this Lease. If the Market Rate has not been determined prior to the date when monthly Rent on the Second Expansion Space commences, then Tenant shall pay monthly Rent based upon Landlord's estimates until the monthly Rent has been determined at which time Landlord shall pay to Tenant or Tenant shall pay to Landlord, as appropriate, the amount equal to the overpayment or underpayment of Rent for such Second Expansion Space.

            (e) If at the time of exercise or at any time thereafter until the commencement of the Term as to the Expansion Space, an Event of Default exists under this Lease, Tenant will have no right to exercise its option as to the relevant Expansion Spade and/or to lease such Expansion Space.

            (f) Within ten (10) days after request by Landlord or Tenant, the parties will execute an amendment to this Lease, in the form prepared by Landlord, adding to the Premises any Expansion Space which Tenant has elected to lease, as of the date of commencement of the Term with respect to such Expansion Space, and otherwise upon the terms and conditions of this Lease.

      Tenant may elect to accelerate the Scheduled Commencement Date for the fourth and fifth floors of the Premises and/or the First Expansion Space. Upon written notice of Tenant's intent to accelerate the Commencement Date and the space to which such acceleration applies, Landlord shall make a commercially reasonable effort to deliver such space in the condition provided for in this Lease as of the date specified by Tenant, but Landlord, acting diligently, shall have no liability for failing to so deliver.


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

      If Tenant exercises its occupancy acceleration right and Landlord delivers the fourth and fifth floors of the Premises (currently scheduled for delivery/commencement on April 1, 2002) and/or the First Expansion Space to Tenant prior to their respective scheduled delivery/commencement dates under the Lease and in the condition required under this Lease, Tenant shall receive a credit ("Rent Credit") against Rent due under this Lease for each month the respective delivery dates are accelerated. The Rent Credit will be applied against the first installments of Rent coming due after the respective accelerated delivery/commencement dates. If the respective scheduled delivery/commencement dates are accelerated for any partial month, the Rent Credit will be prorated for such partial month on the basis of the total number of days in that particular month. The Rent Credit will be an amount equal to $1.67 multiplied by the number of rentable square feet of space, delivery of which is accelerated, multiplied by the number of months (or partial months) the respective scheduled delivery/commencement dates are accelerated.

      For example, if Tenant exercises its acceleration right with respect to two floors of the First Expansion Space (currently scheduled for delivery on January 1, 2003) and Landlord delivers the First Expansion Space to Tenant on October 15, 2002 (with all of the delivery conditions of Section 2.1 satisfied such that the commencement date for the First Expansion Space is October 15,
2002), Tenant will receive a Rent Credit equal to $361,356.67, calculated as follows: $1.67 multiplied by, 87,110 (2 floors @ 43,555 RSF each) multiplied by
2.484 (the partial month happens to be a month with 31 days, and 15 divided by 31 equals 0.484 when rounded to 3 decimal points).

      With respect to the fourth and fifth floors of the Premises scheduled for delivery on April 1, 2002, only one of the floors has a carrying charge built into the Base Rent for such space, and the carrying charge is calculated only for a period of 3 months. Therefore, the Rent Credit for the fourth and fifth floors is limited to one floor for a maximum of 3 months. Accordingly, by way of example, if Tenant exercises its occupancy acceleration right with respect to the fourth and fifth floors of the Premises (currently scheduled for delivery/commencement on April 1, 2002), and Landlord delivers the fourth and fifth floors of the Premises to Tenant on October 15, 2001 (with all of the delivery conditions of Section 2.1 satisfied such that the commencement date for the fourth and fifth floors of the Premises is October 15, 2001), Tenant will receive a Rent Credit equal to $218,210.55, calculated as follows: $1.67 multiplied by 43,555 (the Rent Credit is only applicable to one floor) multiplied by 3 (the maximum number of months Tenant is entitled to a Rent Credit for this space). If Tenant exercises the foregoing right with respect to only one floor of the Premises scheduled for delivery/commencement on April 1, 2002, the Rent Credit will be applied to such acceleration.

2.    TERM; POSSESSION.

      2.1 The term of this Lease (the "Term") shall commence on the Commencement Date, as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "Expiration Date"). The "Commencement Date" shall be the earlier of (a) the date on which Landlord tenders possession of floors 10, 11 & 12 of the Premises to Tenant, with all of Landlord's construction obligations "Substantially Completed" as provided in the Construction Rider attached as Exhibit 13 (the "Construction Rider"), provided, however, that Tenant shall have been permitted access to the Premises no less than thirty days prior to the Commencement Date for the purpose of installing furniture, fixtures and equipment, and in no


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

event will the Commencement Date occur until Tenant's 30 day early access period has expired, or in the event of any "Tenant Delay," as defined in the Construction Rider, the date on which Landlord could have done so bad there been no such Tenant Delay; or (b) the date upon which Tenant, with Landlord's written permission actually occupies and conducts business in any portion of the Premises. The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the "Scheduled Commencement Date"); provided, however, that, except as otherwise provided below, Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Commencement Date. When the Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Commencement Date and Expiration Date in writing.

      Prior to the Commencement Date, Landlord must:

            (a) give Tenant at least thirty (30) days prior written notice of the date on which Landlord expects to permit Tenant to access and enter the Premises to install furniture, fixtures and equipment;

            (b) provide Tenant access to the Premises at least 30 days prior to the Commencement Date for the purpose of installing furniture, fixtures and equipment;

            (c) substantially complete the Building and the Landlord's Work in accordance with the Construction Rider and the Final Plans;

            (d) deliver to Tenant the Rentable Area Certificate;

            (e) deliver to Tenant the Subordination, Non-Disturbance and Attornment Agreement described in Section 19 below, executed by Landlord and its lenders or ground lessor.

      Notwithstanding the foregoing, if the Premises are Substantially Completed prior to October 1, 2001, Tenant will not be obligated to accept delivery of the Premises until October 1, 2001, unless Tenant otherwise agrees.

      2.2 Failure to Deliver. Landlord will have a five (5) day grace period to deliver the Premises (for both delivery dates), the First Expansion Space and the Second Expansion Space beyond the delivery dates specified in this Lease. For each day, beginning on the sixth day after the Scheduled Commencement Date and any other applicable delivery dates up to, but not including, the thirtieth
(30th) day after the Scheduled Commencement Date and any other applicable delivery dates, that Landlord is unable to deliver possession of the Premises to Tenant with Landlord's Work Substantially Completed for any reason other than events excused by Section 24 - Force Majuere or Tenant Delays (collectively "Excused Delays"), Tenant's obligation to pay Base Rent shall be delayed one (1) day. For each day from and beyond the thirtieth (30th) day, that Landlord is unable to deliver possession of the Premises to Tenant with the Landlord's Work Substantially Completed for any reason other than Excused Delays, Tenant's obligation to pay Base Rent shall be delayed two (2) days.


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

      Except for Excused Delays, if Landlord is unable to deliver possession of the Premises with the Landlord's Work Substantially Completed on or before March 31, 2002, then Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord at any time after such date, but prior to the time Landlord has delivered to Tenant possession of the Premises with the Landlord's Work Substantially Completed, and upon such termination all money paid to Landlord by Tenant shall be immediately returned to Tenant,

      Except for Tenant Delays, if Landlord is unable to deliver possession of the Premises with the Landlord's Work Substantially Completed on or before September 30, 2002, then Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord at any time after such date, but prior to the time Landlord has delivered to Tenant possession of the Premises with the Landlord's Work Substantially Completed, and upon such termination all money paid to Landlord by Tenant shall be immediately returned to Tenant.

      2.3 Extensions of Term. Landlord grants to Tenant options to extend the Term of this Lease for two (2) additional periods of five (5) years each ("Extension Terms"), subject to and upon the following conditions:

            (a) Each Extension Term will commence as of the expiration of the then current Term of this Lease, as the Term may have been extended.

            (b) Tenant will give written notice of exercise to Landlord not less than nine (9) months prior to the commencement of the pertinent Extension Term, time being of the essence.

            (c) Each Extension Term will be upon all of the terms and conditions of this Lease, except that Base Rent will be equal to the greater of 1) $18.50 per square foot of Rentable Area and 2) the Market Rate for such Extension Term. If Landlord and Tenant cannot agree upon the Market Rate for any Extension Term, the determination of the Market Rate will be made in accordance with the terms of Section 3.5.

            (d) No Event of Default shall be in existence at either the time of exercise or at any time prior to commencement of the Extension Term.

            (e) If Tenant fails duly and timely to exercise any extension option under this Section 2.3, all succeeding extension options will automatically terminate.

      2.4 Right of first Refusal. In addition to the rights and options granted to Tenant under Section 1.2 of this Lease, Tenant shall have a continuing right of first refusal ("Right of First Refusal") on all space other than the Premises in the Building whether previously occupied or not. The Right of First Refusal shall be on the terms and conditions set forth herein. Landlord represents that it has not entered, and will not enter, into a lease with any other tenant for space in the Building with option rights superior to Tenant's Expansion Options and Rights of First Refusal provided herein, nor otherwise grant any third party any option rights to space in the Building which are prior to Tenant's rights herein.

      Landlord shall endeavor to inform Tenant in writing of any discussions with prospective tenants that Landlord believes may lead to a bona fide offer to lease any space in the Building.


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Landlord's failure to so inform Tenant shall not constitute an Event of Default by Landlord.

            (a) If at any time during the Term, including any extensions thereof, Landlord shall receive a bona fide written offer (the "Offer") from any third party to lease any space in the Building that Landlord is willing to accept, Landlord shall give notice to Tenant of its intent to enter into a lease for such space and Tenant shall have a right of first refusal ("First Refusal Right") with respect to such space ("Refusal Space"). The notice shall include a copy of the Offer and shall, if not already disclosed in the Offer, specify: (i) the location and Net Rentable Area of the Refusal Space which Landlord intends to lease; (ii) the date on which the Refusal Space shall be available for occupancy; (iii) the Base Rent per square foot of Net Rentable Area which Landlord intends to charge for the Refusal Space, including all fixed and/or indexed adjustments to said Base Rent; (iv) the proposed lease term for the Refusal Space; and (v) all other terms which Landlord is willing to accept with respect, to the Refusal Space including any tenant improvement allowance.

            (b) Tenant shall exercise its Right of First Refusal by giving written notice thereof to Landlord within ten (10) business days after its receipt of Landlord's notice. If the commencement date contained in the Offer is on or before the last day of the twenty-fourth (24th) full Month of the Term, Tenant shall lease the Refusal Spade on the same terms and conditions as are contained in this Lease with respect to the initial Premises.

      If the commencement date contained in the Offer is after the last day of the twenty fourth (24th) full month of the Term, Tenant shall lease the Refusal Space on the terms specified in the Offer. If Tenant shall exercise its Right of First Refusal, then Landlord shall within ten (10) business days deliver to Tenant a lease ("Refusal Lease") of the Refusal Space. If at least five (5) years remain in the Term, (a) the term of such Refusal Lease shall expire upon the Expiration Date of this Lease, and b) any tenant improvement allowance or other allowance set forth in the Offer shall be prorated by multiplying such allowance by a fraction, the numerator of which is the number of calendar months remaining in the initial Term and the denominator of which is the number of calendar months in the term set forth in the Offer. If less than five (5) years remain in the Term, the term of the Refusal Lease and the tenant improvement allowance (if any) shall be as provided in the Offer.

            (c) Should Tenant fail to give notice under subparagraph (b) above within the time provided, or if Tenant shall fail to execute and deliver the Refusal Lease to Landlord within ten (10) business days after delivery to Tenant of a Refusal Lease which reflects the agreed upon terms, then in either event, Landlord shall be free to lease such space to a third party in, accordance with the terms of the Offer; provided, however, if the Landlord shall propose to lease the space on terms more favorable to a third party than disclosed to Tenant in the Offer, then Landlord shall give an additional notice to Tenant of the revised terms and Tenant shall have the right to lease the space in accordance with the terms of the revised notice if Tenant shall give notice exercising such right within five (5) business days after receipt of such second notice. If Tenant shall give such notice, then Landlord shall within ten (10) business days deliver to Tenant a Refusal Lease having the terms specified in the revised notice and otherwise consistent with the terms of this Lease and Tenant shall execute and deliver such Refusal Lease within ten (10) business days after Landlord's delivery of a Refusal Lease which reflects the agreed upon terms.


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            (d) Tenant's Right of First Refusal shall be reinstated as to any space in the Building leased to a third party, effective as of the termination of such thirty party lease.

3.    RENT.

      3.1 Base Rent. Tenant agrees to pay to Landlord the Base Rent for the initial Premises set forth in the Basic Lease Information, without prior notice or demand, in equal monthly installments on the first day of each and every calendar month during the Term, except that Base Rent for the first fall calendar month in which Base Rent is payable shall be paid upon Tenant's execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning of the Term shall be prorated based on the actual number of days in the month.

      Tenant's obligation to pay Base Rent applicable to floors 8 and 9 shall not begin prior to the later of a) delivery of floors 8 and 9 in the condition provided for in Section 2.1 and b) April 1, 2002.

      If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Commencement Date.

      3.2 Base Rent: First Expansion Option Space. Tenant agrees to pay to Landlord Base Rent for the First Expansion Option Space as follows:

            (a) Commencement Date through 60th month of the Term: $16.50 per rentable square foot per year.

            (b) Months 61 through 120: $17.50 per rentable square foot per year

            (c) Months 121 through 150: S18.50 per rentable square foot per year

      3.3 Base Rent: Second Expansion Option Space. Tenant agrees to pay to Landlord Base Rent for the Second Expansion Option Space at the market rate ("Market Rate").

      3.4 Base Rent: Extension Terms. Tenant agrees to pay to Landlord Base Rent for each Extension Term at the Market Rate.

      3.5 Market Rate. Market Rate shall be defined as what an arms's-length, non-expansion, non-renewal, non-equity tenant of comparable credit to Tenant would, as of the beginning of the term in question, pay for space of comparable size, quality, utility and location, taking into account the length of the term and all allowances and concessions being offered in the market. The Market Rate shall be determined as follows: Within thirty (30) days after Landlord receives notice from Tenant of Tenant's election to exercise the Second Expansion Option or an extension option, Landlord will give notice to Tenant of its determination of the Market Rate for the Premises or the Second Expansion Option Space, as applicable, and Landlord's determination will constitute the Market Rate unless Tenant objects by notice to Landlord in writing within thirty (30) days after Tenant's receipt of Landlord's determination. If Tenant so objects, the


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parties shall meet within ten (10) days after Tenant's objection and attempt to agree on the Market Rate. If the parties are unable To agree upon the Market Rate within such ten (10) day period after the Tenant's objection, then at the request of either party, the Market Rate will be determined by appraisal, made by a board of appraisers consisting of three reputable real estate appraisers (each an "Expert"), each of whom is a member of the American Institute of Real Estate Appraisers with the designation of "MAI." In addition, each such Expert shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of comparable commercial properties in the vicinity of the Building. One Expert will be appointed by Tenant, and one Expert will be appointed by Landlord. Both Landlord and Tenant shall appoint their Expert within fifteen (15) days after the failure of Landlord and Tenant to agree on the Market Rate. The third Expert will be appointed by the first two Experts. If the first two Experts are unable to agree on a third Expert within ten (10) days after the appointment of the second Expert, or if either party refuses or neglects to appoint an Expert as herein provided within ten (10) days after the appointment of the first Expert, then the third Expert or the second Expert, whose appointment was not made as provided above, may be appointed by any judge of the Hennepin County District Court. If determinations of at least two of the Experts are identical in amount, that amount will be determined to be the Market Rate. If the determinations of all three Experts are different in amount, the highest appraised value will be averaged with the middle value (that average being referred to as "Sum A"). The lowest appraised value will be averaged with the middle value (that average being referred to as "Sum B"), and the Market Rate will be determined as follows: (i) if neither Sum A nor Sum B differs from the middle appraised value by more than 10% of the middle appraised value, then the Market Rate will be the average of the three appraisals (i) if neither Sum A or Sum B (but not both) differs from the middle appraised value by more than 10% of the middle, appraised value, then the Market Rate will be the average of the middle appraised value and the appraised value closer in amount to the middle appraised value, and (iii) if both Sum A and Sum B differ from the middle appraised value by more than 10% of the middle appraised value, then the Market Rate will be equal to the middle appraised value. Written notice of the Market Rate as duly determined in accordance with this Section shall be promptly given to Landlord and Tenant and will be binding and conclusive on them. Each party will bear its own expenses in connection with the board proceeding, except that the fees of the Experts will be borne equally. If, for any reason the Market Rate has not been determined at the time of the commencement of the Extension Term or term with respect to the Second Expansion Option Space, then the Market Rate will be the amount set forth in Landlord's determination, and if the determination of the Experts as provided above indicates that a lesser or greater amount should have been paid than that which was actually paid, a proper adjustment will be made in a payment from Landlord to Tenant, or Tenant to Landlord, as the case may be.

      3.6 Additional Rent: Operating Costs and Taxes.

            (a) Definitions.

                  (1) "Operating Costs" means all costs of managing, operating, maintaining and repairing the Building, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Building (including, maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building, (D) property (including coverage for difference in conditions if carried by Landlord), liability, rental income (not to exceed coverage for twelve months) and other insurance relating to the Building, and expenditures for deductible amounts paid under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "Laws"), relating to the use, operation and maintenance of the Building and common areas; (G) amortization of capital improvements required to comply with Laws enacted after the date of this Lease, or which reduce Operating Costs or improve the utility, efficiency or capacity of any Building System with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine in accordance with Generally Accepted Accounting Principles; (H) a reasonably sized office in the Building for the management of the Building, including expenses of furnishing and equipping such office but not the rental value of any space occupied for such purposes; (I) reasonable and competitive property management fees; (J) accounting, legal and other professional services incurred in connection with the operation of the Building and the calculation of Operating Costs and Taxes;
(K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Building and on other personal property owned by Landlord in the Building (including window coverings and carpeting in common areas); (L) contesting the validity, or applicability of any Laws that may affect the operation, and maintenance of the Building; (M) the Building's share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing and maintaining the common areas of the project of which the Building is a part and the skyways attached to the project); and
(N) any other cost, expenditure, fee or charge. Whether or not hereinbefore described, which in accordance with generally accepted property management practices for comparable "Class A" buildings in downtown Minneapolis would be considered an expense of managing, operating, maintaining and repairing the Building. Operating Costs which vary with occupancy for any calendar year during which average occupancy of the Building is less than ninety-five percent (95%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of ninety-five percent (95%) during the entire calendar year. In no event will Operating Costs exceed actual costs and expenses incurred by Landlord, except as provided in the preceding sentence for allocation purposes only.

      In addition to the foregoing, Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, regardless of whether Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; and (viii) costs, fines or penalties incurred due to Landlord's violation of any Law.

      Operating Costs will also not include: (i) depreciation on the Building or its components (other than depreciation of capital items which are otherwise allowed as Operating Costs), (ii) costs of alterations of space or other improvements made for specific tenants of the Building; (iii) finder's fees and real estate brokers' commissions; (iv) ground lease payments, mortgage principal or interest; (v) costs of replacements to personal property for which depreciation costs are included as an Operating Cost; (vi) costs of excess or additional services provided to any specific tenant in the Building which are directly billed to such tenant; (vii) cost of repairs due to casualty or condemnation to the extent reimbursed by third parties; (viii) any cost due to Landlord's breach of this Lease, (ix) all costs, including legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Building, (x) costs related to removing (including any related testing and monitoring) asbestos or other hazardous materials (other than fluorescent or high-intensity discharge lamps, CFC's, petroleum products and other hazardous materials which are normally used in the operation, maintenance and repair of comparable office buildings); (xi) costs for any employees above the rank of general manager of the Building and reasonable allocation of the costs of employees at or below the rank of general manager whose duties include work on other buildings or projects; (xii) costs and expenses associated with off-site management and accounting services for the Building; (xiii) costs incurred in connection the design, development and construction of the Building, and costs of correcting defects in the design or construction of the Building, the major building systems, equipment or appurtenances or the material used in the construction of the Building; (xiv) tenant improvement allowances, moving allowances, advertising and marketing costs, and other out-of-pocket costs (including attorneys' fees or leasing agent salaries and/or commissions) for leasing of space; (xv) bad debt loss, rent loss, or reserves for bad debt loss or rent loss; provided that Operating Costs will in any event include the entire cost of rental or business interruption insurance other than the incremental cost for any additional coverage in excess of 24 months; (xvi) any amount for any item or service paid to any affiliate of Landlord (Landlord being any subsidiary of or any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with) Landlord or the building manager or any partner or shareholder of either of them to the extent it exceeds the competitive cost or rate for such item or service;
(xvii) costs or expenses incurred by Landlord which represent amounts paid by Landlord or its agents in bad faith or resulting from the gross negligence of Landlord, its agents, servants or employees or Landlord's grossly negligent failure to manage the Building consistent with the standards required by this Lease; (xiii) the cost of any item or service otherwise included in Operating Costs to the extent Landlord, the building manager, or any officer or employee of either receives from suppliers of goods or services any "kick-backs", finder's fees, expediting fees or other similar fees in connection with such item or service; (xix) costs of operation of the business of the entity which constitutes Landlord or preservation of Landlord's interest in the Building, such as by way of illustration and not limitation the cost of internal accounting (other than budgeting and accounting of Operating Costs and capital expenditures) and legal matters, the sale or mortgaging of the Building, the collection of rent or other legal disputes with any tenant of the Building relating to its tenancy, or any legal disputes with any holder of a mortgage on the Building relating to its mortgage, as distinguished from costs of management, operation, maintenance, and repair of the Building; (xx) amounts otherwise included in Operating Costs to the extent they are reimbursed (after deduction of the out-of-pocket cost of collection of such reimbursement) by insurance or by any tenant (other than pursuant to an operating cost clause in such tenant's lease) or otherwise, (xxi) any incremental increase in the cost of operating the common areas of the Building arising out of the permitted use of such common areas by any vendors paying rent to Landlord or cost incurred in connection with commercial concessions or other enterprises operated by Landlord in the common areas; (xxii) costs of renovating or otherwise improving, decorating, or redecorating spaces for specific tenants or other occupants of the Building or other leasable spaces (as distinguished from renovations, improvements and decorations to common areas or otherwise benefiting the Building generally), and (xxiii) the cost of acquiring sculptures, paintings or other artwork.

                  (2) "Taxes" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Building; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Building or the personal property described above; and the reasonable cost of contesting by appropriate proceedings, the amount or validity of any taxes, assessments or charges described above. Taxes do not include: (i) any special assessments or other charges assessed in connection with the approval and initial development and construction of the Building or project, (ii) penalties resulting from failure to pay Taxes when due and (iii) any income, estate, inheritance or other transfer tax, or any excess profit, franchise or similar taxes on Landlord's business.

                  (3) "Tenant's Share" means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Rentable Area Certificate. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant's leasing of additional space hereunder or for any other reason, Tenant's Share shall be adjusted accordingly.

            (b) Additional Rent.

                  (1) Tenant shall pay Landlord as "Additional Rent" for each calendar year or portion thereof during the Term Tenant's Share of the sum of
(x) Operating Costs incurred for such period, and (y) Taxes payable for such period.

                  (2) Prior to the beginning of each calendar year, Landlord shall notify Tenant of Landlord's commercially reasonable estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, no more than once in any calendar year, by notice to Tenant revise the estimate for such year and Additional Rent shall thereafter be payable based on the revised estimate. For the initial partial calendar year of the Term, Tenant shall pay Landlord's estimate of Tenant's Additional Rent for such period in equal monthly installments beginning on the first day of the first month of the Term.

                  (3) Tenant may, upon written notice to Landlord delivered within thirty (30) days of Tenant's receipt of Landlord's estimate of Operating Costs and Taxes, elect to pay Taxes separately of Operating Costs. In the event Tenant elects to pay Taxes separately of Operating Costs, Tenant shall pay to Landlord Tenant's Share of Taxes no later than the latter of (i) the tenth day following receipt of written notice of the amount of Taxes then due or (ii) thirty (30) days prior to the date Taxes are due and payable to the taxing authority.

                  (4) As soon as reasonably practicable after the end of each calendar year, but in no event later than May 1st, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within one hundred eighty (180) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall permit Tenant reasonable access to Landlord's books and records pertaining to Operating Costs, Taxes and Additional Rent for the year for the purpose of verification of the figures shown on the statement. Within the one hundred eighty (180) day period, Tenant may, upon ten (10) days advance, written notice, audit, inspect and copy the books and records of Landlord with respect to any costs or item which is passed through to Tenant. Any such audit or inspection performed by a third party contracted by Tenant shall be performed only on a non-contingent fee basis. Landlord must cooperate with Tenant in providing Tenant reasonable access to its books and records during normal business hours for this purpose. If the results of the audit shows an overcharge to Tenant of the actual amount owned by Tenant, Landlord must, within thirty (30) days of completion of such audit, credit or refund to Tenant, at Landlord's election, any overcharge discovered by the audit. If the overcharge exceeds the actual Operating Costs by 3% Landlord must pay the reasonable costs of such audit. If such audit discloses an undercharge to Tenant, Tenant must pay Landlord the amount of such undercharge within thirty (30) days of completion of such audit. The parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

                  (5) If Tenant's Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year, Tenant's excess payment shall be credited toward the Rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

                  (6) Tenant shall pay all rental, excise, sales or transaction privilege taxes, if any, arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("Rental Tax"). Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease. No such Rental Tax is imposed as of the date of execution of this Lease.

      3.7 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, "Rent"), shall constitute Rent and shall be payable and recoverable as Rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within five (5) business days after notice from Landlord of the amounts due. All Rent shall be paid without offset, recoupment or deduction, except as may be specifically provided for in the Lease, in lawful money of the United States of America to Landlord at Landlord's. Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by written notice to Tenant.

      4. SECURITY DEPOSIT. On or before January 31, 2000, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit (the "Security Deposit ) as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion hereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant failure to perform any of Tenant's obligations hereunder and for which Landlord is entitled to recover under the terms of this Lease. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall, within thirty (30) days of such expiration or termination, return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

      The initial amount of the Security Deposit shall be Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00). If Tenant's Net Worth, consisting of Total Equity and Deferred Revenue, as determined in accordance with Generally Accepted Accounting Principles ("Net Worth"), for a period of three (3) consecutive calendar years during the Term, as determined at the end of each quarter is greater than Seventy Five Million and 00/100 Dollars ($75,000,000.00), the amount of the Security, Deposit shall, effective immediately on the first day of the fourth (4th) consecutive calendar year, be reduced to Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00). Following the twelfth consecutive month after the Security Deposit has been reduced to Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), in which Tenant's Net Worth is, as determined at the end of each quarter, greater than Seventy Five Million and 00/100 Dollars ($75,000,000.00), no Security Deposit shall be required, and effective immediately on the first day of the thirteenth (13th) consecutive month, the Security Deposit, if any, will be refunded or, if in the form of a Letter of Credit, the Letter of Credit will be released.

      During such time as Tenant's Net Worth is greater than Seventy Five Million and 00/100 Dollars ($75,000,000.00), no Security Deposit shall be required. If as of the end of any fiscal quarter Tenant's Net Worth is less than Seventy Five Million and 00/100 Dollars ($75,000,000.00), Tenant shall promptly, but in any event within thirty (30) days, deposit with Landlord the amount provided for in this Section 4. The Security Deposit may be in the form of an unconditional and irrevocable letter of credit issued by a national bank reasonably acceptable to Landlord. Landlord may draw upon the letter of credit if it is not extended or replaced at least thirty (30) days prior to its expiration date. Landlord will accept Tenant's unaudited financial statement of January 31, 2000, to establish Tenant's Net Worth as of that date.

5. USE AND COMPLIANCE WITH LAWS.

      5.1 Use. The Premises shall be used and occupied for general business office purposes, including, but not limited to, software development, training and other related legal uses including, but not limited to, cafeteria, entertainment room, fitness center, showers and locker rooms and for no other use or purpose without Landlord's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Landlord's consent may be reasonably withheld, conditioned or delayed for reasons including, but not limited to, the unusual demands of any particular use on the Building Systems, consistency of the use with the character of the Building, and any conflict of the use with other tenants. Tenant shall comply with all present and future Laws relating to Tenant's particular use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section 26 - Rules and Regulations). Landlord shall comply with all present and future Laws relating to the Building generally. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise disturb other tenants in the Building. Tenant shall not, without the prior consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilation and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("Building Systems"), or jeopardize the structural integrity of the Building or any part thereof; (ii) except as may otherwise be provided in the Lease, connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) except as may otherwise be provided in the Lease, connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

      5.2 Hazardous Materials.

            (a) Definitions.

                  (1) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation,

                  (2) "Environmental Requirements" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials,

                  (3) "Handled by Tenant" and "Handling by Tenant" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees, vendors or representatives (collectively, "Representatives") or its guests or customers (collectively, "Visitors"), at or about the Premises in connection with or involving Hazardous Materials.

                  (4) "Handled by Landlord" and "Handling by Landlord" shall mean and refer to any installation, handling generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Landlord or its agents, employees, contractors, licensees, transferees, vendors or representatives (collectively, "Representatives"), at or about the Building in connection with or involving, Hazardous Materials.

                  (5) "Environmental Losses" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable, consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Building.

            (b) Tenant's Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Building without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("Permitted Hazardous Materials"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease. Notwithstanding the foregoing, Tenant is not responsible or liable to Landlord for the Handling by Visitors of Hazardous Materials outside of the Premises.

            (c) To the best of Landlord's knowledge, the property on which the Building is to be located does not contain Hazardous Materials.

            (d) Compliance. Tenant shall at Tenant's expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Building or Landlord's use, operation, leasing and sale of the Building. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises. If any lien attaches to the Premises or the Building in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand.

            (d) Landlord's Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant's compliance with the provisions of this Section 5.2, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

            (e) Tenant's Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Premises or Tenant's failure to comply in fall with all Environmental Requirements with respect to the Premises.

            (f) Landlord's Indemnification. Landlord agrees to indemnify, defend, protect and hold harmless Tenant and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Landlord of Hazardous Materials at or about the Building.

      5.3 Americans With Disabilities Act. The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the "ADA" ) shall be apportioned as follows:

            (a) If any of the common areas of the Building, including, but not limited to, exterior and interior routes of ingress and egress, and all rules and regulations applicable to the Premises, or the Building, fails to comply with the ADA, such nonconformity shall be promptly made to comply by Landlord. Landlord shall also cause manager of the Building (the "Manager") to comply with the ADA in its operation of the Building.

            (b) From and after the commencement date of the Lease, Tenant covenants and agrees to conduct its operations within the Premises in compliance with the ADA. If any of the Premises fails to comply with the ADA as a result of Tenant's operations or Alterations, such nonconformity shall be promptly (within the time allowed under the ADA) made to comply by Tenant. In the event that Tenant elects to undertake any alterations to, for or within the Premises, including initial build-out work, Tenant agrees to cause such alterations to be performed in compliance with the ADA.

6. TENANT IMPROVEMENTS & ALTERATIONS.

      6.1 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the "Tenant Improvements"), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring, ("Alterations"), without Landlord's prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations reasonably promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (v) subject to all reasonable conditions which Landlord may in Landlord's reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (ii) use contractors or subcontractors reasonably acceptable to Landlord; and (iii) remove all or part of the Alterations (which Alterations required Landlord's consent) prior to or upon expiration or termination of the Term, as designated by Landlord at the time of granting approval. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors reasonably acceptable to Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work, proposed by Tenant is intended solely to protect Landlord, the Building and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord. If Tenant otherwise complies with this
Section 6.1, Landlord's consent is not required for non-structural alterations which do not require a building permit or the cost of which do not exceed $0.50 per rentable square foot of the Premises in each instance.

      6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord's prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Landlord shall, within ten (10) days of Tenant's submission either (i) approve Tenant's proposed Alterations or (ii) disapprove Tenant's proposed Alterations, including, in reasonable detail, Landlord's reasons for such disapproval. If Landlord does not respond to Landlord's request for approval of Alterations within ten (10) days after receipt thereof, Landlord's approval will be deemed given. Tenant shall reimburse Landlord upon demand for any expenses incurred by, Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors of consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

      6.3 Tenant shall keep the Premises and the Building free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien is recorded against the Premises or the Building, and Tenant does not cause the same to be released by payment, bonding or otherwise within thirty (30) days after the recording thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant, as additional rent, on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 15.2 - Interest). Tenant shall give Landlord at least ten
(10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

      6.4 Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("Trade Fixtures") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

      Landlord acknowledges that Tenant intends to install a generator for back up power, an access control system, an Uninterrupted Power Supply, additional stand alone or rooftop air conditioning units and rooftop antennae, satellite or microwave antennae. Landlord agrees to make a reasonable effort to accommodate such equipment in the design and construction of the Building, including appropriate roof structural reinforcement and the connection of such equipment to the Premises through Building raceways and shafts. Landlord also acknowledges that Tenant will need the exclusive use of at least 6 - 4" risers from the minimum point of entry into the Building to Tenant's main telecommunications and data rooms and non-exclusive access to the vertical shafts and horizontal raceways of the Building for purpose of installation of electrical and communication wires and cables, pipes, ductwork, and conduit as may reasonably be needed by Tenant to interconnect the floors of the Premises. Any additional cost incurred by Landlord to accommodate Tenant's request shall be a cost of Tenant Improvements as defined in the Construction Rider attached as Exhibit B, and will be handled in accordance with the change order and payment procedure therein.

      6.5 Until such time as the Building, excluding other tenant improvements, is complete, all contractors and subcontractors performing work at the Premises for the Tenant Improvements and for all Alterations must be recognized and approved by the Building Trades Council having jurisdiction over downtown Minneapolis, Minnesota and each such contractor or subcontractor must be bound by and a signatory to an applicable bargaining agreement and observe area standards for wages and other terms and conditions of employment, including fringe benefits.

7. MAINTENANCE AND REPAIRS.

      7.1 Landlord warrants that, as of the Commencement Date, the Building and Premises shall be in good working order and in compliance with all Laws. Landlord further warrants that the portion of the Premises scheduled to be delivered on April 1, 2002, First Expansion Space and Second Expansion Space will be in good working order and in compliance with all laws on the dates such space is delivered to Tenant for possession. By taking possession of the Premises, as delivered, Tenant agrees that the Premises are then in a good and tenantable condition, subject to punch list items and uncompleted items of Landlord's Work, and latent defects. During the Term, Tenant at Tenant's expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, subject to normal wear and tear and casualty loss, and keep the Premises in a clean, safe and orderly condition.

      7.2 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the Building, including the roof, roof membrane, foundations, floors and exterior walls and glass of the Building, the Building Systems, and the public and common areas of the Building, such as elevators, stairs, corridors and restrooms in a first class condition, consistent with other comparable Class "A" buildings in downtown Minneapolis, subject to normal wear and tear and casualty loss; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant's use of the Premises or the Building or any act or omission of Tenant or Tenant's Representatives or Visitors, to the extent (if any) not covered by Landlord's property insurance or the insurance required to be carried by Landlord. Landlord shall be under no obligation to inspect the Premises, Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair.

      7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease, but at all times taking commercially reasonable steps to minimize interruption to Tenant's business and Tenant's access to the Premises:

            (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems providing, however, that any such change shall not have a material adverse effect on Tenant's use of or access to the Premises;

            (b) To install and maintain any and all signs on the exterior and interior of the Building;

            (c) To reduce, increase, enclose or otherwise change at any time and from time to time, the size, number, location lay-out and nature of the common areas and other tenancies and premises in the Building and to create additional rentable areas through use or enclosure of common areas providing, however, that any such change shall not have a material adverse effect on Tenant's use of or Access to the Premises; and

            (d), If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary (but if voluntary, only to the extent observed by comparable buildings in downtown Minneapolis) controls or guidelines on Landlord or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic (collectively "Controls"), to comply with such Controls, whether mandatory or voluntary (but if voluntary, only to the extent observed by comparable buildings in downtown Minneapolis), or make any alterations to the Building related thereto.

Notwithstanding the foregoing rights reserved to Landlord, if Tenant is unable to operate its business in all or a portion of the Premises as a result of Landlord exercising the foregoing rights, and such interruption or interference continues for more than three (3) business days, Rent will, but only in proportion to, the amount of space in the Premises that is rendered unusable by Tenant, abate beginning on the fourth (4th) day and will continue until Tenant's use of the Premises is restored. Such Abatement shall only apply in situations such as those requiring or causing the shut down of computer systems or denying Tenant access to or use of all or a part of the Premises.

8.    UTILITIES AND SERVICES.

      8.1 Description of Service. Landlord shall furnish to the Premises: reasonable amounts of heat, ventilation and air-conditioning (as provided in Exhibits D and E) during the Business Hours specified in the Basic Lease Information ("Business Hours") on weekdays and Saturdays, except the public holidays of New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas Day ("Business Days"); reasonable amounts of electricity (as provided in Exhibits D and E); janitorial services (as outlined on Exhibit G as minimum standards) and toilet room supplies five days a week (except public holidays), management of the Building by qualified management personnel in accordance with the standards observed by comparable "Class A" buildings in downtown Minneapolis, Minnesota, window washing of the exterior and interior surfaces of the windows in the exterior walls of the Premises, freight elevator service (subject to scheduling by Landlord), commercially reasonable Building security and full time personnel stationed in the lobby of the Building. Landlord shall also provide any additional services which may be reasonably requested by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. Tenant shall not be required to utilize Landlord for such additional services. Tenant shall have the right to request that Landlord shall review with Tenant the performance and costs of vendors and contract service providers for the Building. With respect to janitorial service, Tenant may reject (for cause) Landlord's selected janitorial service provider, in which case, Landlord must promptly replace the janitorial Service provider with a service provider mutually acceptable to Landlord and Tenant. Landlord shall also provide the Building with normal fluorescent lamp replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant's sole expense.

       8.2  Payment for Additional Utilities and Services.

            (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate reasonably established for the Building by Landlord, based upon Landlord's cost.

            (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premise by more than one person per 150 square feet of rentable area, after first giving Tenant written notice of such effect and Tenant having had reasonable time to cure, Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

            (c) If Tenant's usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, after first giving Tenant written notice of such excessive usage and Tenant having had reasonable time to cure, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord's request but at Tenant's expense of a separate, meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation).

      8.3   Interruption of Services.

            (a) In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a "Service Failure"), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease, if the Service Failure is due to circumstances beyond Landlord's reasonable control; provided, however, Landlord must use its best efforts to cause such utilities or services to be restored as soon as possible. If the Service Failure is due to circumstances within Landlord's reasonable control, and such Service Failure continues for a period exceeding four (4) calendar days, rent will abate beginning on the fifth (5) calendar day of the Service Failure and will continue until services are restored.

            (b) In the event of an interruption in services or utilities to the Premises or Building for the purpose of maintenance, repair or replacement of Building Systems, Landlord shall make a good faith effort to notify Tenant of such an interruption no less than five (5) business days in advance and obtain Tenant's consent to the time and duration of the interruption. Such consent shall not be unreasonably delayed, conditioned or withheld.

9.    EXCULPATION AND INDEMNIFICATION.

      9.1 Landlord's Indemnification of Tenant. Except to the extent covered by the insurance required to be maintained by Tenant pursuant to Section 10.1(a) hereof, Landlord shall indemnify, protect, defend and bold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("Claims") asserted by any third party against Tenant for loss, injury or damage to any person or property, arising from (a) the willful misconduct or negligent acts or omissions of Landlord, its agents, employees, contractors, licensees, assignees, transferees or representatives ("Landlord's Representatives") or (b) any construction or other work undertaken by Landlord on the Premises (including design defects) or (c) any breach or default under this Lease by Landlord or (d) any loss, injury or damage to any person or property occurring in or about the common areas of the Building during the Term, except Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Tenant or Tenant's Representatives.

      9.2 Tenant's Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold Landlord and Landlord's authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives in or about the Building, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct of Landlord or Landlord's Representatives, and if such Claims result from Landlord's negligence, this indemnification is limited to Tenant's liability insurance coverage limits set forth in Section 10.1(a).

      9.3 Damage to Tenant and Tenant's Property. Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Building from any cause (including defects in the Building or in any equipment in the Building; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Building; or acts of other tenants in the Building). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord's negligence (active or passive) except for Landlord's willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant, except as may be attributable to Landlord's willful misconduct.

      9.4 Survival. The obligations of the parties under this Section 9 shall survive the expiration or termination of this Lease.

10.   INSURANCE.

      10.1 Tenant's Insurance.

            (a) Liability Insurance. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Five Million Dollars ($5,000,000.00) each occurrence for bodily injury and property damage combined, Five Million Dollars ($5,000,000.00) annual general aggregate, and Five Million Dollars ($5,000,000,00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations blanket contractual liability coverage including to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises; and (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors. Each policy of liability insurance required by this Section, shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage;
(iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord and the Property Manager identified in the Basic Lease Information (the "Property Manager"), and such other parties in interest as Landlord may, from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

            (b) Property Insurance. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may elect to self-insure its Alterations, Trade Fixtures and personal property, Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured, Landlord shall be provided coverage under such insurance to the extent of its insurable interest in the Alterations and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

      Tenant's right to self-insure for the property insurance required by this
Section 10 shall be subject to the following requirements of this paragraph. For purposes of this paragraph, "self-insurance" shall mean that Tenant is acting as though it were the insurance company providing the insurance required under the provisions of this Section 10 and Tenant shall pay any amounts due in lieu of insurance proceeds as required under the provisions of this Lease, which amounts shall be treated as insurance proceeds for all purposes under this Lease. To the extent of any self-insurance maintained by Tenant, Tenant's obligations with respect to the retained risk shall be defined as though Tenant were the insurer under a policy meeting the requirements of this Section 10. All amounts which Tenant pays or is required to pay and all losses or damages resulting from the risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions in Section 10.3 below and shall not limit Tenant's indemnification obligations as otherwise set forth in this Lease.

            (c) Requirements For All Policies. Each policy of insurance required under this Section 10.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal, modification affecting coverage form or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid,

            (d) Updating Coverage. Tenant shall increase the amounts of commercial general liability insurance as required by any Mortgagee, and, not more frequently than once every five (5) years, as reasonably recommended by Landlord's insurance broker for comparable Class A buildings in downtown Minneapolis, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

            (e) Certificates of Insurance. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

      10.2 Landlord's Insurance. During the Term Landlord shall maintain in effect insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building and the Tenant Improvements provided herein in an amount equal to 100% (to the extent such coverages are available at a commercially reasonable cost, but in no event less than 95%) of the replacement cost thereof, excluding land, foundations, footings and underground installations and commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Five Million Dollars ($5,000,000.00) each occurrence for bodily injury and property damage combined and Five Million Dollars ($5,000,000.00) annual general aggregate. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

      10.3 Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Building or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Building does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

11.   DAMAGE OR DESTRUCTION.

      11.1 Landlord's Duty to Repair.

            (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Building from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 11.2 - Landlord's Right to Terminate and 11.3 - Tenant's Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Building, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations.

            (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

      11.2 Landlord's Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

            (a) If, in the reasonable judgment of Landlord, the Premises and the Building cannot be substantially repaired and restored under applicable Laws within eighteen (18) months from the start of construction, excluding any construction performed to clean up the Building and place it in a safe condition pending commencement of restoration work;

            (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason other than Landlord's failure to maintain the insurance required by Section 10.2, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs;

            (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed fifty percent (50%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed;

            (d) If the fire or other casualty occurs during the last two years of the Term and Tenant does not exercise its right, if any, to extend the Term within 60 days after the casualty; or

            (e) If the damage occurs after December 31, 2011 and also affects other portions of the project, and if the owner(s) of such portion(s) of the project elect not to restore such portion(s).

      If any of the circumstances described in subparagraphs (a), (b), (c) or
(d) of this Section 11.2 occur or arise, Landlord shall give Tenant notice within ninety (90) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease.

      11.3 Tenant's Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord's estimate (certified by Landlord's Architect or Contractor) of the time required to complete Landlord's repair obligations under this Lease is greater than eighteen (18) months or if such damage occurs in the last two (2) years of the Term, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within sixty (60) days after Landlord's notice to Tenant pursuant to Section 11.2 - Landlord's Right to Terminate.


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

12.   CONDEMNATION.

      12.1 Definitions.

            (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

            (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power. ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

            (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

      12.2. Effect on Lease.

            (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

            (b) If twenty-five percent (25%) or more of the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord or Tenant may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

            (c) If all or a portion of the Premises is temporarily taken by a Condemn or for a period of more than one year, then upon notice to Landlord within 60 days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

      12.3 Restoration. If this Lease is not terminated as provided in Section
12.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 19.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises


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

beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

      12.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

      12.5 Awards. Any award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an award for a temporary taking of the Premises or a portion thereof by a Condemn or where this Lease is not terminated (to the extent such award relates to the unexpired Term), or an award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

13.   ASSIGNMENT AND SUBLETTING.

      13.1 Landlord's Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "Transfer"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 13) shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to (i) an assignment of this Lease to any entity which controls, is controlled by or is under common control with Tenant, or which acquires substantially all of the assets or capital stock of Tenant, or
(ii) a sublease of one floor or less of the Premises, or (iii) the occupancy of space in the Premises by business partners, customers, contractors or consultants of Tenant.

      13.2 Reasonable Consent.

            (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "Proposed Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) calendar days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer.

            (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the majority portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the proposed Transfer would violate any "exclusive" rights of any tenants in the Building, (iv) Landlord or Landlord's agent has shown space in the Building to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee's agent concerning availability of space in the Building, at any time within the preceding nine months, and Landlord has reasonably comparable space available for lease in the Building at the proposed time of Transfer or (v) the Proposed Transferee is an existing tenant in the Building and Landlord has reasonably comparable space available for lease in the Building. If Tenant publicly offers or advertises to the general public all or any portion of the Premises for assignment or sublease such public offers may not state a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Building. The foregoing restriction does not prohibit Tenant from distributing marketing material to real estate brokers or potential subtenants which contain a stated rental that is less, than that sought by Landlord.

      13.3 Excess Consideration. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, one-half of any consideration paid by any transferee (the "Transferee") for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space. Tenant shall, however, be permitted to first recover from such consideration its reasonable transactions costs, including, but not limited to, costs for brokerage fees, attorney's fees, architectural fees, and improvement costs. This section shall not be applicable in the event of an assignment of this Lease to any entity which controls, is controlled by or is under common control with Tenant, or which acquires substantially all of the assets or capital stock of Tenant.

      13.4 No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of Rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

      13.5 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

      13.6 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of an Event of Default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.   DEFAULT AND REMEDIES.

      14.1 Events of Default. The occurrence of any of the following shall constitute a "Event of Default" by Tenant:

            (a) Tenant fails to make either any payment of Rent when due, or any payment required to replenish the security deposit within the time provided in
Section 4 above, if payment of either or both in full is not received by Landlord within three (3) business days after written notice that it is due.

            (b) Tenant abandons the Premises and Tenant is not using commercially reasonable efforts to assign or sublease the Premises.

            (c) Tenant fails to timely deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 19 - Encumbrances - and 20 - Estoppel Certificates and Financial Statements - below.

            (d) Tenant assigns this Lease or sublets any portion of the Premises without obtaining the consent of Landlord if such consent is required.

            (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 60 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.


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

            (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

            (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to tenant or, if such failure cannot be cured within such thirty (30)-day Period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within one hundred twenty (120) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such one hundred twenty
(120) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

       14.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

            (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease, or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, Landlord may (but shall have no obligation to) relet the Premises or any portion thereof for the account of Tenant on such terms as Landlord may elect.

            (b) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

            (c) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

      14.3 Current Damages. In the event of any such termination pursuant to
Section 14.2 (a) hereof, Tenant will pay to Landlord the Base Rent and all Additional Rent and other sums required to be paid by Tenant up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, whether or not the Premises or any part thereof shall have been relet, shall be liable to Landlord for and shall pay to Landlord, as liquidated and agreed current damages for Tenant's default, (a) the Base Rent and all Additional Rent and other sums that would be payable under this Lease by Tenant in the absence of such termination, plus, (b) all reasonable expenses directly or indirectly incurred by Landlord in connection with such termination and repossession and any reletting effected for the account of Tenant pursuant to Section 14.2(a) hereof (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, employees' expenses, alteration costs and expenses of preparing for such reletting), less (c) the proceeds, if any, of such reletting. Tenant will pay such current damages monthly on the days on which the Base Rent would have been payable under this Lease in the absence of such termination, and Landlord shall be entitled to recover the same from Tenant on each such day.

      14.4 Final Damages. At any time after any such termination, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages beyond the date of such demand, an amount equal to the excess of (i) all past due Base Rent and Additional Rent plus the present value of all Base Rent and Additional Rent that would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section
14.3 hereof to pay current damages) for what would be the unexpired Term of this Lease in the absence of such termination, over (ii) the present value of the fair market rental for the Premises at the date of such demand, which present value shall in each case be determined by the application of a discount factor of 8% per annum.

      14.5 Default by Landlord. If Landlord defaults in the performance of any of its obligations under this Lease, which default continues for a period of more than 30 days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than 30 days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such 30 day period and diligently pursued efforts to complete cure), in addition to any other remedy available at law or in equity, Tenant may at its option, upon written notice, incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and deduct such expense form the Rent or other charges next becoming due.

15. LATE CHARGE AND INTEREST.

      15.1 Late Charge. If any payment of Rent is not received by Landlord within three (3) days of the date when due and Tenant has been more than three
(3) days delinquent on at least one (1) previous occasion in the same calendar year, Tenant shall pay to Landlord as Additional Rent on demand as a late charge a sum equal to 2 percent (2%) of the installment not paid when due. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

      15.2 INTEREST. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments if Tenant has been more than (3) days delinquent on at least (1) previous occasion in the same calendar year, any payments from Tenant to Landlord not paid within three
(3) days on the date when due shall bear interest from the date due until paid to Landlord by Tenant at the variable rate of two percent (2%) per annum over the Reference Rate charged by U.S. Bank National Association (or its successor) or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "Interest Rate"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

16. WAIVER. No provisions of this Lease shall be deemed waived by either Landlord or Tenant unless such waiver is in a writing signed by the other party. The waiver by either party of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of either party upon any default by either party shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of Rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay Rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. The consent to or approval of any act requiring the consent or approval of the other party shall not be deemed to waive or render unnecessary consent to or approval of any subsequent act.

17. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies) and in compliance with Tenant's security procedures (except in event of emergency); Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease,
(f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants (but, as to potential tenants and brokers, only during the last nine months of the Term), or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. Except as provided below, in no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease. If Landlord exercises its rights under this Section, and as a result Tenant cannot operate in all or a portion of the Premises for a period exceeding four (4) calendar days, rent will abate beginning on the fifth (5th) calendar day of Landlord's interference and will continue until such interference is eliminated.

18. SURRENDER AND HOLDING OVER.

      18.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that upon the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but not the obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all claims against Landlord for any damages or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

      18.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligation of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be 1-1/2 (150%) the Base Rent payable in the last full month prior to the termination hereof, prorated for the number of days held over, but only prorated if such holding over does not exceed (5) days. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises within the grace period, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.


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

19. ENNCUMBRANCES.

      19.1 Subordination. This Lease is expressly made subject and subordinate to the lien of any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("Encumbrance"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease beyond any applicable cure period and further provided, the subordination of Tenant's rights hereunder to any existing ground lessor, deed of trust beneficiary or mortgagee is conditioned upon the ground lessor, deed of trust beneficiary or the mortgagee (i) agreeing that Tenant's peaceable possession of the Premises and its rights under this Lease will not be disturbed so long as Tenant is not in default under the terms of this Lease beyond any applicable cure period and
(ii) executing a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement prior to the Commencement Date. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to. Landlord, within ten (10) business days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease.

      19.2 Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default, provided Mortgagee commences cure within the thirty (30) day period and diligently proceeds with all action necessary to cure the default as soon as reasonably possible. Nothing in this Section 19.2 shall limit rights of Tenant under Section 14.5 hereof.

20. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

      20.1 Estoppel Certificates. Within ten (10) business days after written request therefor, Landlord or Tenant shall execute and deliver to the other party, in a form provided by or satisfactory to the requesting party, a certificate stating that this Lease is in full force and effect (or if it is not, stating the qualifications), describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information the requesting party may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any Security Deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Building shall be entitled to rely upon any such certificate. If Tenant fails to deliver the estoppel certificate within the ten (10) business days, Landlord shall deliver to Tenant a second written request therefor. If Tenant fails to deliver such certificate within ten (10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for liquidated damages in the amount of $10,000 per day for each day such certificate is delayed.

      20.2 Financial Statements. Within ten (10) days after written request therefor, but not more than once a quarter, Tenant shall deliver to Landlord a copy of the financial statements (including at least a quarter end balance sheet and a statement of profit and loss) of Tenant for each of the four most recently completed quarters, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. If Tenant is a publicly held entity, the financial information to be provided shall be limited to that information publicly available.

      21. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served persona11y, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shal1 be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt), or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

      22. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, "Fees"). The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an "actual pecuniary loss" within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be obligations of the debtor" as that phrase is used in Bankruptcy Code Section 365(d)(3).

      23. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 19 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord. Landlord represents and warrants that (i) as of the Commencement Date Landlord will be the fee simple owner and record title holder of the Building, (ii) Landlord has not received any notice and has no knowledge of any eminent domain or other similar proceeding which would affect all of any portion of the Building or the Premises, (iii) Landlord has the full right, power and authority to enter into this Lease, (iv) the reciprocal easement and operation agreement which Landlord will execute after the date this Lease is executed and which will contain certain rights and obligations affecting the Building, as part of the project, will not have a material, adverse effect on Tenant's use and enjoyment of the Premises and the common areas of the Building, (v) that Tenant or any permitted assignee or sublessee of Tenant, upon the payment of the Rent and performance of the covenants in this Lease, will and may peaceably and quietly have, hold and enjoy the Premises and improvements thereon during the Term or any renewal or extension thereof. Additionally, Landlord may not take any action that will unreasonably interfere with Tenant's use of the Premises, or ingress and egress to and from the Premises or across the project.

      24. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Building, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. Tenant, its shareholders, officers, directors, employees, agents and other persons permitted occupancy under Section 13.1(iii), shall have access to the Premises 24 hours per day, seven days per week. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a reasonable deposit for each after-hours Building access card issued to Tenant. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

      25. FORCE MAJEURE. If either Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider but excluding the payment of Rent, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord or Tenant, then the time for performance of the affected obligations of Landlord or Tenant shall be extended for a period equivalent to the period of such delay, interruption or prevention.

26. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building which do not materially reduce Tenant's rights or materially increase Tenant's obligations under this Lease, upon notice to Tenant thereof (collectively, the "Building Rules"). Landlord shall enforce the Building Rules in a nondiscriminatory manner. Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person. In the event of a conflict between the Building Rules and the Lease, the Lease shall prevails.

27. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner of owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building and the rents derived therefrom as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

28. CONSENTS AND APPROVALS.

      28.1 Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard or reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

      28.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Building, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

      29. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

      30. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "Broker") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

      31. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between. Landlord and Tenant with respect to the leasing of space by Tenant in the Building and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the project of which the Building is a part or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

      32. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 13 - Assignment and Subletting and Section 27 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease; however, Landlord and Tenant must execute a Memorandum of Lease prior to the Commencement Date and Landlord, at its own cost, will record the Memorandum of Lease in the appropriate real estate recording office of Hennepin County.

33. AUTHORITY.

      33.1 Tenant's Authority. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

      33.2 Landlord's Authority. If Landlord is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Landlord warrants and represents that Landlord is a duly organized and validly existing entity, that Landlord has full right and authority to enter into this Lease and that the persons signing on behalf of Landlord are authorized to do so and have the power to bind Landlord to this Lease. Landlord shall provide Tenant upon request with evidence reasonably satisfactory to Tenant confirming the foregoing representations.

34. LANDLORD'S ASSUMPTION OF TENANT'S LEASE. Tenant has previously entered into a lease ("Existing Lease") with Midwest Real Estate Holdings, Inc. for approximately 81,469 rentable square feet of space in the Midwest Plaza Building in downtown Minneapolis ("Midwest Plaza Space"). As an inducement for Tenant to enter into this Lease, Landlord agrees to assume responsibility for payment of the rent due under the Existing Lease for the period from April 1, 2002 to August 31, 2004 ("Remaining Term"), but in no event more than $4,400,000 ("Total Remaining Rent"), upon and subject to the following conditions:

      (a) On or before December 31, 2001, Tenant shall (i) notify Landlord of its election to have Landlord assume responsibility for payment of the Total Remaining Rent, (ii) completely vacate the Midwest Plaza Space and (iii) have exercised its First Expansion Option with respect to two (2) floors.

      (b) No Event of Default shall occur hereunder. If an Event of Default shall occur hereunder, Landlord shall have no further obligations whatsoever under this Section 34.

      (c) If the conditions contained in paragraph (a) hereof are satisfied, Landlord shall have the right (and shall use commercially reasonable efforts) to attempt to reduce the Total Remaining Rent by either negotiating a termination of the Existing Lease, obtaining an assignment thereof or subleasing all or portions of the Midwest Plaza Space on terms acceptable to Landlord in its reasonable discretion. Landlord agrees to keep Tenant fully advised of such efforts, and Tenant agrees to cooperate therein.

      (d) Commencing April 1, 2002 and continuing thereafter for the remainder of the primary Term, the annual Base Rent payable by Tenant with respect to the initial Premises (i.e. approximately 217,775 square feet of rentable area) shall be increased by $1.84 per rentable square foot.

      (e) If the Midwest Plaza Space is subleased during the Remaining Term, the rental income shall be applied first to pay all costs incurred in connection with such sublease(s), and the remainder shall be shared by Landlord and Tenant as follows: 60% to Landlord and 40% to Tenant until Landlord has received One Million Three Hundred Twenty Thousand and 00/100 Dollars ($1,320,000.00) and thereafter entirely to Tenant. If a termination of the Existing Lease is negotiated during the Remaining Term, the Landlord shall pay to Tenant the amount, if any, by which Three Million Eighty Thousand and 00/100 Dollars ($3,080,000.00) exceeds the total of (i) the amount paid by Landlord for such termination, plus (ii) the present value (determined using a discount factor of 8% per annum) of the monthly rent under the Existing Lease paid by Landlord prior to termination. Any sublease rental income-received prior to termination. shall be shared by Landlord and Tenant as provided above.

      (f) Tenant may elect to retain a portion of the Midwest Plaza Space, but in no event shall the vacated Midwest Plaza Space be other than full floors.
In such event, Tenant shall pay the rent due under the Existing Lease with respect to the space which it retains and the following provisions hereof shall be modified as follows:

      (i) Landlord's maximum liability shall be reduced to the amount which bears the same ratio to $4,400,000 as the net rentable area of the vacated Midwest Plaza Space bears to 81,469.

      (ii) The $1.84 per rentable square foot amount in paragraph (d) shall be reduced to the amount which bears the same ratio to $1.84 as the net rentable area of the vacated Midwest Plaza Space bears to 81,469.

      (iii) The $1,320,000 amount in paragraph (e) shall be reduced to the amount which bears the same ratio to $1,320,000 as the net rentable area of the vacated Midwest Plaza Space bears to 81,469.

      (iv) The $3,080,000 amount in paragraph (e) shall be reduced to the amount which bears the same ratio to $3,080,000 as the net rentable area of the vacated Midwest Plaza Space bears to 81,469.

35. PARKING. Landlord shall use a commercially reasonable "best effort" to secure for Tenant's benefit the right to use up to 100 parking spaces in the parking facility located below the Building. Such spaces shall be for the use of Tenant's employees, contractors, consultants and visitors. The rate for each such space shall be determined by the owner and/or operator of the parking facility.

36. PROJECT/BUILDING NAME. As a material inducement to Tenant to enter into this Lease, the Building shall be named either "Retek Plaza" or "Retek Tower", or some other name containing the name "Retek", as mutually agreed on by Landlord and Tenant ("Building Name"), project signage shall prominently identify the Building Name. Landlord will install all such signs identifying the project and Building in the locations shown on Exhibit F.

37. BUILDING.

      37.1 Plans. Landlord shall with reasonable diligence, at Landlord's sole cost and expenses have the final plans and specifications (collectively, the "Final Plans") for the Building prepared based on and consistent with the following:

            (a) The design development drawings prepared by Ellerbe Beckett dated October 15, 1999.

            (b) Scope Document attached hereto as Exhibits D & E.

            (c) All further modifications or refinements of any of the foregoing agreed to by Landlord and Tenant after the date of this Lease.

      37.2 Tenant's Approval of Plans. Landlord and Tenant acknowledge their understanding that the time period for the design of the Building, preparation of the Final Plans and completion of construction is highly compressed and that the parties' continued diligent, good faith efforts to cooperate in speedily completing and approving the Final Plans and any subsequent changes thereto is essential to meeting the Commencement Date. Accordingly, Landlord shall continue to promptly keep Tenant informed of Landlord's progress in completing the Final Plans, including without limitation, providing Tenant with copies of additions, changes and refinements to the comments on the design development drawings and preliminary plans and specifications. Tenant shall promptly review and provide Landlord with Tenant's comments on such items. Tenant agrees to cooperate with and provide input to Landlord's design team in preparing the Final Plans. Landlord agrees to make a good faith effort to consider and incorporate design features recommended by Tenant.

38. CONTINGENCY FOR CITY ACTION. Landlord may terminate this Lease by written notice to tenant on or before December 31, 1999, if the City of Minneapolis has not taken all actions necessary, in the opinion of Landlord, to allow the development of the project of which the Building is a part, including but not limited to:

            (a) approval of all necessary amendments to the Contract for Private Redevelopment;

            (b) approval of all necessary variances required under the existing zoning code;

            (c) adoption of a new zoning code which provides for "grandfathering" of the Project;

            (d) determination that the existing Alternative Urban Areawide Review is adequate.

      If Landlord is unable to obtain all necessary government approvals to construct the project and the Building, on or before November 30, 2000, Tenant may, upon written notice to Landlord, terminate this Lease, and all monies paid to Landlord by Tenant hereunder must be immediately returned to Tenant, and Landlord and Tenant will have no further obligation under this Lease.

      39. TEMPORARY SPACE CONTINGENCY. Landlord shall make a commercially reasonable best effort to facilitate the lease by Tenant of approximately 40,000 square feet of space for occupancy by Tenant beginning on or about May 1, 2000 and ending upon, occupancy of the Premises. If Tenant is unable to enter into a lease for such temporary space (on terms reasonably acceptable to Tenant) by November 29, 1999, Tenant may, upon written notice to Landlord, terminate this Lease, and all monies paid to Landlord by Tenant hereunder must be immediately returned to Tenant, and Landlord and Tenant will have no further obligation under this Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:                                        LANDLORD:
RETEK, INC.                                    RYAN 900, LLC

                                               By:  /s/ [SIGNATURE ILLEGIBLE]
                                                    -------------------------
                                               Its: Manager
By: /s/ James Murdy                                 -------------------------
    ---------------------------
    Name: James Murdy
          ---------------------

    Title: Director of Finance
           --------------------

By:
    ---------------------------
    Name:
          ---------------------

    Title:
           --------------------

                                    EXHMIT A

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF NOVEMBER 8, 1999
                                     BETWEEN
                           RYAN 900, LLC, AS LANDLORD,
                                       AND
                        RETEK, INC., AS TENANT ("LEASE")

                       PREMISES FLOOR PLANS (Preliminary)

                          [Floor plan showing location
                          and configuration of Premises
                                to be inserted.]

                                    EXHIBIT B

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF NOVEMBER 8, 1999
                           RYAN 900, LLC, AS LANDLORD,
                                       AND
                        RETEK, INC., AS TENANT ("LEASE")

                               CONTSTRUCTION RIDER

      1. BUILDING.

            1.1 Plans. Landlord shall with reasonable diligence, at Landlord's sole cost and expense, have the final plans and specifications (collectively, the "Final Plans") for the Building prepared based on and consistent with the following:

            (a) The Preliminary Building Elevation drawings prepared by Elleerbe Beckett ("Ellerbe") dated October 15, 1999;

                  (b) Exhibits D & E to this Lease;

                  (c) All further modifications or refinements of any of the foregoing agreed to by Landlord and Tenant after the date of this Lease.

      1.2 Tenant's Approval of Plans. Landlord and Tenant acknowledge their understanding that the time period for the preparation of the Final Plans and completion of construction of the Building is highly compressed and that the parties' continued diligent, good faith efforts to cooperate in speedily completing and approving the Final Plans and any subsequent changes thereto is essential to meeting the Scheduled Commencement Date. Accordingly, Landlord shall continue to promptly keep Tenant informed of Landlord's progress in completing the Final Plans, including without limitation, providing Tenant with copies of additions, changes and refinements to and comments on the design development drawings and preliminary plans and specifications made by Ellerbe and Tenant shall promptly review and provide Landlord with Tenant's comments, if any, on such items.

            1.3 Construction. Landlord shall with reasonable diligence construct, at Landlord's sole cost and expense, the Building substantially as shown on the Final Plans. Landlord's responsibility with respect to the construction and completion of the Building and the Parking Facility shall include obtaining all required governmental approvals, consents and permits.

      2. TENANT IMPROVEMENTS.

      2.1 Timing. Especially in light of the timing considerations referred to in Section 1.2 above of this Exhibit B, Landlord and Tenant shall cooperate with each other to the fullest extent necessary to ensure timely development of the final plans and specifications for the improvements described in Section 2.2 of this Exhibit B (the "Tenant Improvements") and the timely construction and installation of the Tenant Improvements. Attached hereto is a copy of the construction schedule for the Building and the Tenant Improvements ("Construction Schedule"). The parties acknowledge that Tenant's delivery of the final plans and specifications for the Tenant Improvements (the "Final Tenant Improvement Plans") by April 2, 2001, and Landlord's timely approval of the Final Tenant Improvement Plans pursuant to Section 2.2 of this Construction Rider are essential to enable Landlord to perform on schedule.

            2.2 Plans.

                  (a) Landlord shall provide Tenant, without charge to Tenant, in CAD format, architectural and engineering drawings of the Building, including master backgrounds and any other plans prepared in the ordinary course of designing the Building, as reasonably required for the purpose of preparing the Final Tenant Improvement Plans.

                  (b) Tenant shall with reasonable diligence consistent with the dates set forth in Section 2.1 of this Exhibit B have the Final Tenant Improvement Plans prepared by an architect of its choosing ("Tenant's Architect"). Tenant's Architect shall be subject to Landlord's approval, such approval not to be unreasonably withheld conditioned or delayed.

                  (c) Landlord shall have the right to approve the Final Tenant Improvement Plans, its approval not to be unreasonably withheld, conditioned or delayed and provided that Landlord's approval rights shall be limited to changes that have a material adverse effect upon the exterior of the Building, the structural components of the Building, the Building Systems or the Building HVAC system. Landlord shall assist Tenant's Architect in identifying any coordination issues between the Final Plans and the Final Tenant Improvement Plans. At the time of such approval, Landlord shall note any specific components of the Tenant Improvements which are not intrinsic to the Building or Tenant Improvements and are items which by their nature are things against which Landlord is unwilling to assume responsibility for with respect to latent defects. Landlord agrees to advise Tenant within ten (10) business days after Landlord's receipt of any such drawings if the same are unsatisfactory or incomplete in any respect. Upon Landlord's approval of any such drawings, Landlord may submit the same to the applicable governmental authorities for issuance of required permits. Tenant may repeat this process as necessary, for all portions of the Tenant Improvements. Tenant shall not be required to remove the Tenant Improvements upon the termination of this Lease.

                  (d) Landlord and Tenant acknowledge that Tenant may elect to design and construct the Tenant Improvements using a fast-track design/building format. If Tenant so elects, Tenant may forward to Landlord, for Landlord's approval, Final Tenant Improvement Plans for portions of the Tenant Improvements rather than Final Tenant Improvement Plans for the entire Premises. Landlord agrees to advise Tenant within ten (10) business days after Landlord's receipt of any such drawings if the same are unsatisfactory or incomplete in any respect. Upon Landlord's approval of any such drawings, Landlord may submit the same to the applicable governmental authorities for issuance of required permits. Tenant may repeat this process as necessary, for all portions of the Tenant Improvements. Tenant may then elect to have Landlord's Contractor bid such portions of the Tenant Improvements in accordance with process set forth below in Section 2.3(a).

            2.3 Bids.

                  (a) Upon Landlord's approval of the Final Tenant Improvement Plans, Landlord shall prepare the bid packages for the Tenant Improvements ("Tenant Improvement Bid Packages"). All aspects of the Tenant Improvement work will be competitively bid by Landlord's Contractor as set forth below unless otherwise consented to by Tenant. Tenant will not unreasonably withhold, delay or condition its consent to any request of Landlord to waive bidding on a case by case basis provided Landlord provides a reasonably supported justification for dispensing with competitive bidding in order for Landlord's Contractor to "self perform" such aspect of work. Any such self-performed work by Landlord's Contractor shall be competitive with third party bids. Based upon the Tenant Improvement Bid Packages, Landlord shall obtain written bids for each element of the work from not less than three (3) responsible subcontractors and shall present such bids to Tenant for review. Although Landlord shall have the right to select the subcontractors invited to bid on any particular element of the work, Landlord shall also invite any subcontractors proposed by Tenant so long as such subcontractors (i) are financially responsible, (ii) are qualified to perform the work, and (iii) agree to comply with any safety rules reasonably imposed by Landlord. Within seven (7) working days after Tenant's receipt of Landlord's summary of the written bids and self-performed work (if any), including copies of each bids, the schedule of values for each bid and any other information reasonably requested by Tenant, for any element of the work, Tenant shall select the winning bid, it being understood that Tenant may but need not select the lowest bid for any particular element of the work. Upon such selection, Landlord shall accept such bids and enter into construction contracts and any related documents necessary for the performance of the work the subcontractor was selected to perform (collectively, for all subcontractors, the "Tenant Improvement Construction Documents"). Landlord shall provide copies of the Tenant improvement Construction Documents to Tenant for Tenant's review and approval, which approval shall not be unreasonably withheld or delayed. The Tenant Improvement Construction Documents shall deem Tenant to be an express, third party beneficiary of the work to be performed by Landlord.

                  (b) The total estimated cost of the Tenant Improvements as set forth in the Tenant Improvement Construction Documents (the "Cost Estimate") shall reflect bids that are priced by Landlord on an individual item-by-item or trade-by-trade basis. Landlord and Tenant shall work together in good faith in an attempt to agree upon a mutually acceptable Cost Estimate as soon as reasonably possible. No cost may be included in the Cost Estimate or charged to the Tenant Improvement project unless approved by Tenant.

            2.4 Construction.

                  (a) Upon approval by Landlord and Tenant of the Tenant Improvement Construction Documents and the Cost Estimate, Landlord shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date, and other delivery dates applicable to the fourth and fifth floors of the Premises and the First Expansion Space. Landlord's responsibility with respect to the construction and completion of the Tenant Improvements shall include obtaining all governmental approvals, consents and permits required for the construction and installation of the Tenant Improvements and Tenant's occupancy of the Premises and First Expansion Space, as applicable. Unless otherwise specifically agreed to, Landlord shall provide and pay for all labor, materials, equipment, tools, construction equipment and machinery, water, heat and utilities, transportation and other facilities and services necessary for property execution and completion of the Tenant Improvements. Landlord shall supervise and direct the construction of the Tenant Improvements using the Landlord's best skills and attention and shall be fully responsible for and have control over constuction means, methods, techniques, sequences and procedures for coordinating all portions of the work under the contract. Landlord shall provide full time supervision during the constuction of the Tenant Improvements. Landlord shall take all prudent actions (not including overtime or premium time) to maintain schedule. Landlord shall review, approve and submit to Tenant's Architect shop drawings, product data, samples and submittals required by the contract documents and promptness and in sequence as to cause no delay in the construction schedule. Landlord shall take reasonable precautions for safety and shall provide reasonable protection to prevent damage, injury or loss. Landlord shall not change or amend the Tenant Improvement Construction Documents or the Cost Estimate or any subcontract without the prior written approval of Tenant, and Tenant shall not be responsible for any amounts by which the actual costs of completing the Tenant Improvements exceed the approved bid amounts or the Cost Estimate unless the change order or other amendment resulting in the cost overrun has received Tenant's prior written approval pursuant to Section 2.6 of this Exhibit B. The Tenant Improvements shall be deemed to "Substantially Completed" when they have been completed such that Tenant can occupy or utilize the Premises for their intended use. Substantial Completion shall not have occurred unless the following have occurred: Landlord has delivered the Premises or the First Expansion Space, as applicable, to Tenant in broom-clean condition subject only to Punch List items, a temporary certificate of occupancy or its equivalent permitting occupancy of such portion of the Premises or the First Expansion Space improved with such Tenant Improvements has been issued by the city or other applicable governmental agency, the Building and its common areas are substantially complete and all essential Building Systems, including but not limited to, electrical, plumbing, heat, air conditioning systems, and their distribution into such portions of the Premises, are operational to the extent reasonably necessary to service the portion of the Premises covered by such Tenant Improvements. Landlord shall use commercially reasonable efforts to obtain a certificate of occupancy as to the Premises within three (3) months after the Commencement Date. Except for "Punch List" type items of which Tenant has given Landlord written notice, Tenant takes possession subject to (i) a reservation of claims of latent defects, (ii) the warranties from Landlord contained in this Lease, (iii) Landlord's obligations to correct construction defects, and (iv) any failure of the Premises to comply with Laws in effect as of the date of completion. Landlord shall cause the Landlord to immediately correct any construction defect or other "punch list" item, which Tenant brings to the Landlord's attention. All such work shall be performed so as to reasonably minimize the interruption to Tenant and its activities on the Premises. (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete.")

            (b) Notwithstanding any contrary provision of this Lease, Tenant shall have the right to defer the construction of Tenant Improvements in a portion of the Premises (not to exceed 22%) and to exclude such deferred Tenant Improvements from the Construction Plans initially delivered to Landlord. If such deferral continues for one (1) year after the Commencement Date, Landlord may elect to deem the deferred construction of Tenant Improvements an "Alteration", as provided for in Section 6 of the Lease. Such deferral shall neither abate or mitigate the Rent to be paid by Tenant nor postpone the Commencement Date.

            2.5 Cost of Tenant improvements.

                  (a) Landlord shall contribute $30.00 per rentable square foot in the Premises and First Expansion Space toward the cost of construction and installation of the Tenant Improvements (the "Tenant Improvements Allowance"). The Tenant Improvements Allowance may be used for all design (including reimbursements to Tenant for advancing the costs of same) construction costs and governmental fees. The balance, if any, of the cost of the Tenant Improvements as constructed ("Additional Cost"), including but not limited to Landlord's Markups, shall be paid by Tenant in accordance with this Section 2.5(a). If the cost of the design, construction and installation of the Tenant Improvements, including any Tenant approved Changes, exceeds $30.00 per rentable square foot, Landlord may deliver to Tenant, not more than once each calendar month during the construction schedule, a written request for payment ("Progress Invoice") of Tenant's prorata share of the Additional Cost to date. Each such Progress Invoice shall include and be accompanied by (i) the Landlord's certified statements setting forth the amount requested and the percentage of completion of each item of Additional Cost and (ii) copies of conditional and unconditional lien releases from all subcontractors and vendors as of the immediately prior Progress Invoice. Each Progress Invoice shall include retention of ten percent (10%) of the amount until Substantial Completion. Tenant shall pay the amount due, if any, pursuant to the Progress Invoice to Landlord, within fifteen (15) days after Tenant's receipt of the above items. All costs for Tenant Improvements shall be fully documented to and verified by Tenant. Tenant shall have the right to review and approve the Progress Invoice. If the actual cost of the Tenant Improvements as constructed is less than the Tenant Improvements Allowance (the "Savings"), Landlord shall apply the Savings to Base Rent installments in regular order of maturity.

                  (b) Landlord shall receive a fee of ten and one-half percent (10.5%) of the cost of constructing the Tenant Improvements (i.e. the sum of all selected subcontractors and any self-performed work by Landlord's Contractor) and Changes for general conditions, exclusive of sales or excise taxes ("Landlords Markups"). Landlord's Markups shall be a charge against the Tenant Improvements Allowance. Landlord's Markups shall cover all of the following: project executive, general superintendent, home office expenses, general overhead, office supplies, accounting services, computer charges, telephone expenses, fax office/job site, data processing, secretarial services, mail, express mail, insurance, city licenses, project manager, estimator, project engineer, scheduling, reconstruction services, superintendent, general labor, daily clean up and final clean up, protection of work, petty cash, safety enforcement and safety signage, small tools, first aid facilities, general field coordination, project field office, tenant vendor coordination, blue printing, job trailer, temporary structures and any other direct or indirect expenses of construction. Except as provided herein, Landlord or Contractor shall not receive any other fee or payment from Tenant in connection with the Landlord's services. Tenant shall not be charged for the use of utilities, hoists, parking, security or other Building services during construction of the Tenant Improvements, installation of Tenant's property or move-in.

            2.6 Changes.

                  (a) If Tenant requests any change, addition or alteration in or to any Tenant Improvement Final Plans (a "Change"), Tenant shall cause Tenant's Architect to prepare appropriate modifications to the Tenant Improvement Final Plans implementing the Change. Tenant shall pay the cost for the modification of the Tenant Improvement Final Plans to accommodate the Change. As soon as practicable after completion of such modification to the Tenant Improvement Final Plans, Landlord shall notify Tenant of the estimated cost of the Change and of any delay in Substantial Completion resulting from the Change. Within three (3) working days after receipt of such cost and delay estimate, including the schedule of values for each cost item and any other information reasonably requested by Tenant, Tenant shall notify Landlord in writing whether Tenant desires to proceed with the Change. If Tenant still desires the Change, Landlord shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Landlord or Tenant fails to give their approvals herein, construction of the Tenant Improvements shall proceed as provided in accordance with the original Tenant Improvement Construction Documents.

                  (b) No delay shall be considered a Tenant Delay unless and until Tenant is (i) allowed to review and reasonably approve the change in the Landlord's schedule, (ii) Tenant is provided three (3) business days written notice that it is about to suffer a Tenant Delay, and (iii) Tenant is offered the ability incur premium costs to prevent or minimize such delay if it is possible to do so. All such Tenant Delays days are to be offset by the number of days from the Scheduled Completion Date to Substantial Completion for Force Majeure days and delay days caused by Landlord and no days shall be considered Tenant Delays if they do not extend the critical path i.e. Tenant is able to shorten another time period to make up the time. Tenant shall at all tunes manage its activities to prevent a critical path extension.

                  (c) in the event that either party believe it has caused a delay, it will notify the other and advise of the number of days of delay. In the event that either party believes that the other is causing a delay, it shall so notify the other stating the action or inaction that it believes is causing the delay. Claims of delay by either party shall be made within seven
(7) days after the occurrence of the event giving rise to such claims.

            2.7 Tenant Delay. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements that delays the Scheduled Commencement Date (including other delivery dates of the Premises and First Expansion Space) or the critical path of construction and any increase in the cost of the Tenant Improvements caused solely by (i) Tenant's failure to provide or approve any Final Tenant Improvement Plans, Tenant Improvement Construction Documents or cost estimates within the time periods required herein, (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant to the extent not included as part of building standard tenant improvements identified in Exhibits D and E and then only to the extent that Tenant refuses to accept such reasonable substitutes for those items or materials as are recommended by Landlord, (iii) any Changes, but only to the extent the delays associated with the Changes do not exceed the estimates provided to Tenant pursuant to paragraph
2.6 above, (iv) the use of any subcontractor selected by Tenant but only if Landlord advises Tenant in writing prior to final selection that such subcontractor would not otherwise have satisfied Landlord's qualification criteria, or (v) any other delay requested or caused by Tenant (collectively, "Tenant Delays").

            2.8 Ownership of Tenant Improvements. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Building, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

            2.9 Correction of Work. If, within one (1) year after the date of Substantial Completion of the Tenant Improvements or designated portion thereof, any of the Tenant Improvements is found to be not in accordance with the requirements of the Final Construction Documents, Landlord shall correct the nonconformance promptly after receipt of written notice from Tenant to do so unless Tenant has previously given Landlord a specific written acceptance with respect to such condition. This period of one (1) year shall be extended with respect to portions of the Tenant Improvements first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the work on such Tenant Improvements. The obligations of Landlord under this Section 2.9 shall survive acceptance of the Tenant Improvements by Tenant. Tenant shall give such notice promptly after discovery of the condition.

      3. PARTIES' REPRESENTATIVES.

            3.1 Tenant's Representative. Tenant designates Gregory A. Effertz to act as Tenant's Representative with respect to all approvals, directions and authorizations pursuant to this Exhibit B Construction Rider.

            3.2 Landlord's Representative. Landlord designates Mark Maghrak and Robert Parr, alone or together, to act as Landlord's Representative with respect to all approvals, directions and authorizations pursuant to this Exhibit B Construction Rider.

      4. SUBSTITUTION. Tenant may elect to substitute materials of its choosing for the materials specified in Exhibits D and E to be used in the Premises. Tenant shall receive a credit equal to Landlord's cost, including copies of each bid, the schedule of values for each bid and any other information reasonably requested by Tenant for materials so deleted and shall bear the increased cost, if any, of the substitute materials.

                                    EXHIBIT C

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF NOVEMBER 8, 1999
                                     BETWEEN
                           RYAN 900, LLC, AS LANDLORD,
                                       AND
                        RETEK, INC., AS TENANT ("LEASE")

                                 BUILDING RULES

      The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

      1 . Use of Common Areas. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("Common Areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises.

      2. No Access to Roof Except as specifically provided for in the Lease, Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

      3. Signage. Except as specifically provided for in the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

      4. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public, except that Tenant is permitted to "manufacture" and "store" software. Tenant will not permit any food preparation on the Premises, except in facilities specifically designed and constructed for the preparation of food, and in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

      5. Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises, Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

      6. Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant. Tenant may elect to install its own security system for the Premises and, if it does install such a system, shall reimburse Landlord upon demand for any cost incurred by Landlord as a result of the installation and operation of such a system.

      7. Freight. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

      8. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not bring or keep any animals, except service animals, in or about the Premises or the Building.

      9. Building Name and Address. Without Landlord's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

      10. Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

      11. Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

      12. Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

      13. Wiring and Cabling Installations. Landlord will direct Tenant's electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

      14. Office Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

      15. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

      16. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

      17. Refuse. Tenant shall store all Tenant's trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

      18. Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

      19. Fire, Securi1y and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

      20. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      21. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

      22. Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

      23. Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 14.1 - "Events of Default".

      24. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

      25. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                    EXHIBIT D

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF NOVEMBER 8, 1999
                                     BETWEEN
                           RYAN 900, LLC, AS LANDLORD,
                                       AND
                        RETEK, INC., AS TENANT ("LEASE")

                               SCOPE DOCUMENT FOR

                       THE DESIGN AND CONSTRUCTION OF THE

                               OFFICE SPACE SIHELL

                                900 NICOLLET MALL

                             MINNEAPOLIS, MINNESOTA

Prepared by:
Ryan Companies US, Inc.
October 8, 1999

TABLE OF CONTENTS

PROJECT DESCRIPTION .......................................................... 3
02000 SITEWORK ............................................................... 4
03000 CONCRETE ............................................................... 6
03400 EXTERIOR PRECAST AND STONE: ............................................ 6
04000 MASONRY ................................................................ 6
05000 METALS ................................................................. 7
06000 CARPENTRY AND MILLWORK ................................................. 8
07000 THERMAL AND MOISTURE PROTECTION ........................................ 8
08000 DOORS AND WINDOWS ...................................................... 9
09000 FINISHES ...............................................................11
10000 SPECIALTIES ............................................................13
11000 EQUIPMENT ..............................................................14
14000 CONVEYING SYSTEMS ......................................................14
15000 MECHANICAL .............................................................15
16000 ELECTRICAL .............................................................21

                                     GENERAL
PROJECT DESCRIPTION

      A. Office Tower (Building Shell): A planned 11 story office tower (Floors 3 - 13) of 516,300 square feet (approximate rentable area,) complete with associated public spaces, mechanical rooms, truck dock and building service areas. Basic building shell construction and building systems shall be completed based on unoccupied floors as defined herein, with office tenant build-out completed under separate agreement.

      B. Retail Levels (Building Shell): A planned general retail component (including a two level Target Store) of 292,000 square feet (approximate rentable area,) complete with skyway, retail areas, public areas, truck docks and service area.

      C.    Parking Structure: A below grade structure of three (3) levels (PI -
            P3) providing parking for approximately 840 vehicles.

      D. Storage: 10,000 square feet (approximate rentable area,) located in or near the roof penthouse level.


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

                                SITE CONSTRUCTION

02000 SITEWORK

1. DEMOLITION: The Design/Builder shall demolish and remove existing structures on the site in their entirety, including the disconnection, capping or removal of affected utilities.

2. EARTHWORK: The Design/Builder shall provide all required shoring, tie backs, structural excavation and backfill and fine grading as required for the proposed building structure. Design/Builder assumes earthwork excavation to a depth of 33'-0".

      Design/Builder has included earthwork required for a complete project contingent upon the following conditions:

      A.    Existing soil conditions suitable for drilled pier foundations.

      B. Ground water levels lower than planned excavations for foundations and utilities.

      C. It is assumed that the top of bedrock is 35 feet below the current street elevation.

      Actual soil conditions differing from those stated above will result in an appropriate adjustment to the Contract Sum.

3. UTILITIES: The Design/Builder shall provide on-site utility work required for connection to utility services, contingent upon adequate utility services located immediately adjacent to the site. Fees imposed by serving utility companies for the installation of on-site electrical or gas mains shall be paid by the Design/Builder.

      A. SANITARY SEWER: A complete sanitary sewer service shall be provided including connection to the sewer main in the street and an on-site sewer main to the building.

      B. WATER: Water service shall be provided to the building for domestic water and fire protection systems complete including connection to the water main in the street and on-site water main to the building. In addition, water mains and fire hydrants shall be provided for fire service as required by the City of Minneapolis Fire Marshall and the Owner's insurance underwriting authority.

      C. STORM DRAINAGE: Provisions shall be made for the proper drainage of storm water from roof and sidewalk areas.

      D. ELECTRICAL: Electrical service to the building shall be provided by Northern States Power Company. Electrical transformer vaults shall be provided one level below grade.

      E.    GAS: Gas service to the building shall be provided by Minnegasco.

      F. TELEPHONE: Telephone/fiber optics service to the building shall be provided by US West via APOP/MPOP locations to the building.

      G. CABLE TELEVISION: Cable television cable service to the building shall be provided by the serving cable television company.

      H. STEAM/CHILLED WATER: Steam and/or chilled water service to the building will be provided by the Minneapolis Energy Center (MEC).

4. LANDSCAPING: Site landscaping shall be designed and installed in accordance with the requirements of the City of Minneapolis and as approved by Owner.

5. BITUMINOUS AND CONCRETE PAVING: Bituminous street repair and concrete paving shall be provided complete including curb cuts and driveways as indicated on the site plan.

6. GRANITE PAVERS: Granite pavers along Nicollet Mall will be removed for construction, and replaced to their original design.

                              BUILDING CONSTRUCTION

03000 CONCRETE

1. CONCRETE FOUNDATIONS: Concrete foundations shall be drilled piers. columns, and cast in place walls constructed with concrete and reinforcing steel as required by the final structural design.

2 PARKING LEVEL SLAB ON GRADE: Parking level slab on grade shall be 4" thick 47000 P.S.I. concrete with mild reinforcement.

3. BELOW GRADE CONCRETE PARKING DECKS: Below grade parking levels shall consist of a one way slab and beam post tensioned concrete system. Main building columns and additional parking level columns shall be 8,QOO P.S.I. concrete.

4. STREET LEVEL CONCRETE STRUCTURAL DECK: Street level structural slab shall consist of a pan and joist structural concrete floor slab system, complete with reinforcing

5. CONCRETE ON STEEL FRAME SUPPORTED DECK: Concrete slab on metal deck. construction shall be 3-1/4" 3,000 P.S.I. lightweight concrete over 3" metal deck (6-1/4" total depth) Concrete slabs shall be smooth troweled to a floor flatness of FF25 and treated with liquid applied curing compound.

6. STAIR TREADS: Metal pan stair treads and landings shall be provided with concrete fill, troweled smooth and sealed.

7. SIDEWALKS: Sidewalks shall be constructed with 4000 P.S.I., air entrained, un-reinforced concrete. Sidewalks shall be broom finished unless indicated otherwise on the drawings.

03400 EXTERIOR PRECAST AND STONE:

1 ARCHITECTURAL PRECAST CONCRETE: The building exterior will be a combination of brick, stone and architectural precast trim pieces and an aluminum framing and glass system.

2. STONE: Granite or limestone accents will be provided at areas of the building. The stone material will be 1 1/4" thick mounted on a structural stud framing system.

04000 MASONRY

1. BRICK: The building exterior will be a combination of brick, stone cladding and architectural precast trim pieces and an aluminum framing and glass system. The brick will be Utility (3-5/2" x 3-5/8" x 11-5/8") and Norman (3-1/2" x 2-1/4" x 11-1/2") sized brick with plain uncolored mortar on structural stud backup.

2. CONCRETE BLOCK: The parking level interior walls shall be constructed of light weight masonry concrete block.

3. MASONTRY DETAILS: Concrete block walls shall be constructed with bond beams and reinforcing as required by the final structural design. Caulked control joints shall be provided at interior and exterior masonry walls for control of thermal and structural movement. Flashings and weeps shall be provided at exterior walls as required for control of water infiltration.

05000 METALS

1. BUILDING STRUCTURAL SYSTEM: The structural framing system for the building shall consist of a structural steel composite design system, with steel columns, beams, purlins, and metal deck with concrete topping. Column locations shall be as indicated on the drawings. Structural steel to be designed using LRFD and A50 grade and A36 grade steel.

      Building live load criteria shall be as follows:

      A. OFFICE AREA FLOORS: A floor live loading of 80 lbs. per square foot plus 20 lbs. per square foot partition allowance.

      B. FIRST AND SECOND FLOOR AREAS: A floor live loading vary based on requirements of use:

 o Truck Dock                      150  PSF
 o Retail                          100  PSF
 o Light Duty Storage              125  PSF
 o Heavy Duty Storage              125  PSF (Plus 4 kips at 4' x 12' spacing)

      Building story heights shall be as follows:

      A.    PARKING LEVELS: P1 - floor to floor height of 12'- 10"
                            P2 - floor to floor height of 1l'- 0"
                            P3 - floor to floor height of 9'- 4"

      B.    LEVELS 1 AND 2: Floor to floor height of 19'-4"

      F. TYPICAL OFFICE FLOORS (LEVELS 3-13): Floor to floor height of 14"-8" to accommodate a finished ceiling height of 9'-4".

2. PENTHOUSE STRUCTURE: A penthouse enclosure will be provided as indicated consisting of structural steel columns, beams, bar joists and metal deck with insulated, pre-finished metal panel siding system at areas not visible from the ground.

3. MISCELLANEOUS METALS: Interior stairs shall consist of concrete filled steel pan treads and landings, plate stringers and steel tube hand rails as indicated on the drawings.

      Steel tread dock stairs, access ladders and concrete filled pipe bollards shall be provided as indicated on the drawings.

06000 CARPENTRY AND MILLWORK

1. RESTROOM VANITIES: Restroom vanities shall be corian or similar material with backsplashes at sides, rear and front apron.

2. MISCELLANEOUS MILLWORK: An allowance of $35,000 has been provided for a custom security desk at the 10th street lobby.

3. MISCELLANEOUS CARPENTRY: Roof cants, curbs, and other miscellaneous blocking shall be provided as required,

07000 THERMAL AND MOISTURE PROTECTION

1. DAMPPROOFING: A troweled application of bituminous dampproofing with protection board and drain tile shall be applied to below grade walls.

2. BUILDING INSULATION: The overall building thermal envelope shall conform to the requirements of the Minnesota Energy Code.

      A. EXTERIOR MASONRY WALLS: Exterior masonry walls, if applicable, shall be insulated with polystyrene bead fill in the block cores.

      B. PERIMETER SUBGRADE WALLS: Perimeter concrete subgrade foundation walls shall be insulated from frost line to the First Floor with 2" of extruded polystyrene insulation applied to the exterior face of the wall.

      C. EXTERIOR WALLS: Exterior brick walls shall be insulated with rigid insulation to meet the Minnesota Energy Code.

      D. ROOF INSULATION: Roof areas shall be insulated with rigid insulation installed to provide, an approximate overall R value of 22. A thermal barrier shall be provided on the metal roof deck where required by fire or building codes.

3. VAPOR BARRIER: A vapor barrier shall be provided at insulated exterior walls on the warm side of the building insulation. Vapor barrier shall be continuous and shall be sealed to adjacent materials to provide an uninterrupted vapor seal.

4. ROOFING SYSTEM: The roofing system shall consist of a four-ply, built up roof system over rigid insulation. Roof edge fascia and other visible flashings shall be pre-finished metal. Roof areas shall drain to interior roof drains. The roofing system shall be guaranteed free from defects for a period of 10 years by the roofing system manufacturer. A ships ladder and roof hatch shall be provided for penthouse roof access.

5. FIREPROOFING: Structural steel elements will be fire proofed, and fire safing insulation will be installed at slab perimeters as required by code.

08000 DOORS AND WINDOWS

1. PEDESTRIAN DOORS: Public area, stair tower, mechanical room, and storage room doors shall be included as part of the building shell.

      A. WOOD DOORS: Wood doors shall be 3'-0" x 8'-0", solid core wood, paint grade birch sealed and painted. Wood doors will be utilized at the public restrooms, stair towers and electrical/mechanical rooms on floors 1 through 13.

      B. HOLLOW METAL DOORS: Hollow metal doors shall be 3'-O" x 8'-0", flush face panel design. Exterior hollow metal doors shall be insulated and weather-stripped. Hollow metal doors shall be painted. Hollow metal doors shall be utilized in the dock and parking levels and at the roof penthouse mechanical rooms.

      C. HOLLOW METAL FRAMES: Wood doors, hollow metal doors, and interior glazing shall be set in 2" painted hollow metal frames.

      D. FINISH HARDWARE: Door hardware shall be manufactured by Schlage, Yale, Corbin or equal commercial grade, US10 finish, with its function appropriate for its intended usage,

            Locking devices and closures shall be provided at all exit doors, stairway doors, electrical and telephone closet doors.

2. BI-FOLD GARAGE DOORS: Bi-folding garage doors shall be provided at the entry and exit to the below grade parking and loading dock. Finish on the doors to complement the building exterior architectural system.

3. WINDOW SYSTEM: Exterior windows shall be 1" thick, tinted, low-E insulated glass units set in aluminum frames with a thermal-improved design. Areas behind glass spandrel sections shall be insulated. Window system finishes shall be as follows:

      A. EXTERIOR STOREFRONT (LEVELS 1 & 2): Exterior storefront is a thermally improved, extruded aluminum curtainwall system. The vision areas are 1" clear, insulated glass units with a Low-E coating. The spandrel areas are 1/4" glass with an opaque coating on the interior surface. The system accepts curtainwall insulation which is included. The system anchors to the building structural elements. Aluminum clad tube steel support framing shall be provided for the support of the curtainwall system where required.

      B. PUNCHED OPENING WINDOWS: (Levels 2-13) are thermally improved, extruded aluminum, fixed glass window systems adaptable to both applications. The vertical and horizontal face dimensions are 2 1/2". The system depth is a nominal 4 3/4"; however this is dependent on the final design wind load requirement for the project. A stool trim is included at the building interior. The vision areas are 1" coated, insulated glass units with a Low-E coating. The spandrel areas are 1/4" glass with an opaque coating on the interior surface. Both applications accept curtainwall insulation which is included. Both systems anchor to the exterior wall system.

      C. INTERIOR, STORE FRQNT (LEVEL 1 & 2): Clear, tempered glass set in aluminum frames in locations indicated on the plans. The length of the wall for retail spaces adjacent to the skyway or public corridors will be a maximum of 50% storefront and 50% drywall. Finish framing height to be 8'-0" above finish floor.

      D. LOUVERS: The proposed louver system consists of a manufacturer's standard 4" deep, extruded aluminum louver attached to vertical members located at the building module lines. The finish will complement the exterior brick, stone, architectural precast trim pieces and aluminum framing and glass system. The louver frames will accept blank-off panels at the interior.

      E. SYSTEM DESIGN CONSIDERATIONS: The design considerations governing the performance of the window and curtainwall systems are as follows:

                  1. Wind Speed: 80 MPH.
                  2. Air Infiltration: .06 CFM at 6.24 PSF
                  3. Water Infiltration: No uncontrolled water at 12 PSF
                  4. Thermal Performance: Maintain metal surface temperatures above dew point temperature based on the following conditions:
                     Interior Temperature: 75(degree) F
                     Interior Relative Humidity: 30%
                     Exterior Temperature: -20(degree)F
                  5. Deflection: L/175 for spans up to 13'-6"
                     Deflection: L/240 plus 1/4" for spans over 13'-6"

      F: REVOLVING DOORS; Revolving entrance doors as indicated on the plans shall be heavy duty, medium stile four-wing manual door units. Door finish shall match the window framing system.

      G: LOBBY ENTRANCE DQORS: Swinging entrance doors shall be heavy duty, medium stile doors. Door finish shall match the window framing system. Aluminum thresholds shall be provided for exterior doors. Door hardware to include architectural pulls, panic devices and concealed closers. Automatic door closers and openers will be provided as required to comply the Americans with Disabilities Act.

5. WINDOW SILLS: Interior window sills shall be extruded aluminum, with finish similar to the window framing system.

6. PUBLIC AREA HANDRAILS: Glass handrails shall be provided at second floor public spaces adjacent to open atrium spaces, consisting of 1/2" heat strengthened glass set in a structural channel base, with a 4" diameter, aluminum tube cap.

7. MIRRORS: Full length mirror 36" above the vanity tops, and one full height mirror will be furnished in each bathroom.

09000 FINISHES

1. BUILDING FINISHES: Building interior finishes shall be provided as indicated below:

      A.    Below Grade Parking Decks:

            o     Sealed concrete floors
            o     "As cast" concrete walls, columns and ceilings
            o     Painted miscellaneous metals
            o Painted concrete block and concrete walls facing parking areas.
            o     Painted underside of parking levels P1 and P2.
            o     ACT ceiling with insulation at the ceiling of parking level P1

      B.    Street Level Public Areas:

            o The 10th street lobby will have a two color terrazzo floor. Pattern to be determined.
            o The columns in the lobby area will be clad to match the adjacent wall finish.
            o Walls at the building lobby and connecting public corridor to be a combination of painted gypsum board and fabric wall covering.
            o The ceiling will be a combination of gypsum board ceilings and soffits and an acoustical ceiling system with the area covered being 50% and 50% respectively. All fire sprinkler heads to be concealed.

      C.    Nicollet Mall Lobby - 1st and 2nd Floor:

            o     Finishes to be determined and furnished by Tenant.

      D.    Skyway Level Public Areas:

            o     Floors at public skyway links shall be carpet.
            o The skyway will be routed through the building lobby and will overlook the elevator lobby and the building entrance. At this area a glass handrail will be provided consisting of 1/2" heat strengthened glass set in a structural channel base, with an aluminum cap.
            o The ceiling system in the public skyway areas will be a continuation of the building lobby ceiling. All fire sprinkler heads will be concealed.
            o Walls to be a combination of painted gypsum board and retail storefronts.

      E.    Street Level Elevator Lobby - 10th Street:

            o The terrazzo flooring will be continued from the building lobby.
            o The elevator lobby walls will be a combination of painted gypsum board and vinyl wall covering.
            o Elevator entrance doors will be finished with polished stainless steel with etched graphics,

            o A gypsum board ceiling with architectural lighting at the elevator lobby.

      F.    Typical Elevator Lobbies (Levels 3-13):

            o     Smooth troweled concrete floor.
            o     Exposed gypsum board walls, taped and sanded.
            o     Elevator entrances shall be factory painted.
            o     HVAC - rough-in only.
            o     Concealed fire sprinkler heads.
            o     Fire Alarms/Detectors.
            o     Elevator call buttons and lanterns.

      G.    Service Elevator Lobbies:

            o     VCT floor
            o     Painted Walls
            o     Painted Doors inside face only.
            o     Acoustical lay-in tile ceiling with light fixture.

      H.    Tenant Areas:

            o     Smooth troweled concrete floors
            o Exposed gypsum board, taped and sanded at exterior walls, columns, and core area.
            o Ceiling grid will be installed in a 4'x4' grid system. Emergency lighting will be installed. Remaining lights, VAV boxes, and ceiling tiles will be stockpiled on each floor.

      I.    Communication & Electrical Rooms:

            o     Sealed concrete floor
            o     Exposed gypsum board walls, taped and sanded.
            o     Exposed metal deck ceiling.
            o     Door, frame, hardware per code.
            o     Sleeved openings at floor.
            o Telephone closet to have one sheet of 4' x 8' x 3/4" plywood on one wall.

      J.    Stair Towers:

            o     Sealed concrete floors.
            o     Painted gypsum board and concrete walls.
            o     Painted steel stair, handrail and exposed pipe.
            o Painted inside face of door and frame, Tenant side prime painted only.
            o     Door, frame, hardware per code.

      K.    Utility, Storage, Maintenance and dock area.

            o     Sealed concrete floor.
            o     Exposed masonry or gypsurn board walls, taped and sanded.
            o     Ceiling exposed to structure.

      L.    Elevator Car Finishes:

            o Elevator car finishes will be finished to complement final First and Second Floor design.

      M.    Toilet Rooms:

            o     Ceramic tile floor and tile base.
            o Ceramic file wainscot to 6'-0" (wet walls only), VWC above and on other walls.
            o     ACT Ceilings
            o     Vanities shall be solid surface material with integral bowls.
            o     Mirrors shall be full length across vanity and 36" high.
            o     One full height mirror in each bathroom.

2. FLOORS: All proposed building floor slabs shall be troweled smooth and ready to receive carpet or common finishes.

3. WALLS: Unless indicated otherwise, the Design/Builder shall construct interior partitions with one layer of 5/8" gypsum wall board applied to each side of 25 gauge metal stud framing members spaced at 24" o.c. Core area partitions shall extend from floor to bottom of the structure. Acoustic insulation shall be provided at toilet room walls. Fire rated wall assemblies shall be provided where required by code. All gypsum board walls shall be taped and sanded ready to receive finishes.

4. ACOUSTICAL CEILINGS: Acoustical ceiling systems shall consist of an exposed metal grid system with lay-in ceiling board units as follows: 24" x 24" x 5/8" (public areas) and 24" x 48" x 5/8" (office areas) white mineral fiber tile with reveal edge set in white metal grid (15/16") system, with a minimum thickness of 5/8", an NRC rating of 0.55, an CAC rating of 35 and a light reflectance rating of 0.80.

5. CARPET: Carpet for public areas shall be installed by the direct glue method. $18.00/SY allowance for material only.

6. CERAMIC TILE: Ceramic tile shall be set by the thin-set method. Floor and wall layouts shall have two color banded patterns. Ceramic floor tile shall be nominal 2"x 2" and wall tile shall be nominal 4" x 4".

7. PAINTING & WALLCOVERING: Wood doors and other finished hardwood shall be sealed, painted or varnished as indicated on the drawings. Door frames, metal doors, metal stairs and railings shall be painted.

      Exposed exterior wood, ferrous metals and equipment shall be painted, unless provided with a factory applied finish. Paint materials and coverage shall be acceptable for each application and exposure.

10000 SPECIALTIES

1. TOILET PARTITIONS AND ACCESSORIES: Toilet partitions shall be floor mounted metal partitions with baked enamel finish complete with door, latch, rubber stop and coat hook at each stall. Matching screens shall be provided between urinals. The following accessories shall be provided:

      A.    Toilet Tissue Dispenser: One at each toilet stall.
      B. Paper Towel Dispenser: One per lavatory, maximum of two per toilet room.
      C.    Soap Dispenser: One at each lavatory.
      D.    Grab Bars: As required by handicapped code.
      E.    Feminine Napkin Receptacles: One at each women's toilet stall.
      F.    Feminine Napkin Dispensers: One at each women's toilet room.

2. FIRE EXTINGUISHERS: Fire extinguishers shall be provided as required by local fire codes. Fire extinguishers shall be housed in painted metal cabinets in finished areas, and surface mounted in unfinished areas.

3. SIGNS: Code required building and signs shall be provided including toilet room signs, handicapped parking signs and traffic control signs, elevator lobby signs, main building directory, and skyway signage.

      Garage signs shall be provided, including "Maximum Height" signs at the entrances, handicapped parking signs, and directional traffic signs.

4. WINDOW COVERINGS: Horizontal metal slat 1" louver blinds shall be installed, just prior to occupancy on the inside of the exterior window openings, manual control to raise and lower by cord, blade angle adjustable by control wand.

11000 EQUIPMENT

1. DOCK LEVELERS: Dock levelers shall be manual 6' x 8', 20,000-pound capacity levelers installed complete with bumpers. Three (3) dock levelers will be provided at the loading dock.

2. WINDOW WASHING EQUIPMENT: A complete window washing system shall be provided with all required anchors, rigging, platforms, davits etc. System shall be located on the roof.

14000 CONVEYING SYSTEMS

1.    ELEVATOR: Building and garage elevators shall be provided as follows:

      A. NICOLLET LOW RISE BANK (1, 2, 3, 4): Two (2) electric traction elevators with 3,500 pound capacity, 350 feet per minute speed and center opening doors.

      B. 10th STREET LOW RISE BANK (1, 3 - 5): Two (2) electric traction elevators with 3,500 pound capacity, 450 feet per minute speed and center opening doors.

      C. 10th STREET HIGH RISE BANK (1,5 - 13): Six (6) electric traction elevators with 4,000 pound capacity, 700 feet per minute speed and center opening doors.

      E. SERVICE ELEVATORS (One (1): 1 to 13 and Penthouse): One (1) electric traction elevator with 4,500 pound capacity, 500 feet per minute speed, and center opening doors.

      G. PARKING GARAGE & ELEVATORS (1, 2, P1 - P3): Two (2) electric traction elevators with 3,500 pound capacity and 200 feet per minute speed.

            Elevator entrance doors and frames shall have baked enamel painted finish. Stainless steel doors and frames shall be provided at the street level elevator lobby only. Frame allowance for 1st floor openings is $5,000/frame. Cab finish allowance is $15,000/cab.

2. ELEVATOR DESIGN: The low and high rise bank of elevators shall be designed to assume a density of one person per 175 usable square feet. The design shall also include a handling capacity (the percentage of capacity that can be accommodated within five minutes) of 13% or greater, average interval times of under 30 seconds.

3. ESCALATORS: Two (2) escalators shall be provided for access between level one and two lobbies. Step width shall be 40", speed 90 feet per minute, railing shall be clear glass with stainless cap.

15000 MECHANICAL

1.    SITE UTILITIES
      o     Sanitary sewer - extending to the street in multiple locations.
      o     Storm, sewer - extending to the street in multiple locations.
      o Potable water service - not less than 4" ductile iron sized per Minnesota Plumbing Code, extending to the street.
      o     Fire service - 8" ductile iron, extending to the street

2.    PLUMBING BASIC MATERIALS
      o     Waste, vent and rain water
      o     No-hub cast iron
      o     Grooved galvanized risers
      o     Galvanized and cast iron horizontals
      o     Potable water
            -3" and smaller - type "L" copper
            -4" and larger - galvanized steel, schedule 40 with grooved fittings

3.    SANITARY SYSTEM
      o     Continuous waste and vent to all plumbing fixtures and drains.
      o Drain columns, waste and vent will be provided on each floor for future connection of tenant fixtures.

      o     Floor drain in each toilet room and mechanical space.
      o Sanitary sewer system with an inflammable waste trap for drainage of garage covered levels.

4.    STORM SYSTEM
      o     Continuous flow roof drains with interior piping system.
      o     Overflow roof drains with flow alarm switch tied to primary system.
      o     All horizontal piping to be insulated.

5.    POTABLE WATER SYSTEM
      o     Water pressure booster station.
      o     Complete distribution system to all plumbing fixtures.
      o Pipes insulated with 1" fiberglass insulation, except where enclosed in cavity walls.
      o     Full port ball valves at all groups of fixtures.
      o     Sterilized per Minnesota Plumbing Code.
      o Hose bibs will be provided in major mechanical rooms, the loading dock, and under the counter in all restrooms. A freeze-proof wall hydrant will be provided on each exterior face of the building.
      o Local electric water heaters located in closets and/or under counters will be provided, sized to provide hot water for the toilet rooms.
      o     PRV's to be located, at a minimum, at every sixth floor.
      o Backflow protection will be installed if potable water system is connected to a non potable process use.

6.    PLUMBING FIXTURES
      o Water closets - Wall hung, elongated bowls, flush valve. Quantity of water closets per floor will be adequate to meet applicable code.
      o Lavatory - Vanities shall be solid surface material with integral bowls. Single lever faucet, insulated tailpiece and trap to meet ADA requirements.
      o     Urinals - Vitreous china, washout style, flush valve.
      o Service sinks - Floor mounted. Crushed stone and polyester resin construction. Double handle faucet with vacuum breaker, wall brace, pail hook and hose threaded spout.
      o Electric water coolers - Handicap accessible, with plastic bubbler, as required by code.

7.    FIRE PROTECTION
      o     Fire pump to serve standpipes and automatic sprinklers.
      o Wet standpipes per NFPA 14 in each exit stair, interconnected, piped to the fire pump and a fire department connection on the building exterior.
      o Wet sprinkler system, hydraulically calculated, for the hazard rating encountered per NFPA 13.
      o     All sprinkler products must be approved and U.L. labeled.
      o All necessary pressure reducing valves, zone valves, flow switches, drains etc. for a complete system.
      o Dry standpipe system at garage with Fire Department connections as required by the local Fire Officials.

      o Dry pipe sprinkler system will be provided at the dock area, and other enclosed garage areas as required by code.

      o Materials: Electric resistance welded ASTM A-135 XL lightweight galvanized steel pipe

      o Sprinkler piping shall be provided to include main runs with crosses to achieve, at a minimum, a 15' x 15' grid.

8. HEATING, VENTILATION, AND AIR CONDITIONING: A complete mechanical system shall be provided throughout the building shell to accomplish heating, ventilation, and air conditioning as follows

      Wet Side of System
      o Heating shall be accomplished by steam to water converters with distribution piping and pumping system located on the P1 level. Steam to be provided by Minneapolis Energy Center (MEC).
      o Cooling shall be accomplished through chilled water generated by the Minneapolis Energy Center (MEC). MEC meter and chilled water pumps to be located in the P1 mechanical room.
      o Supplemental cooling capacity - One (1) ton/3,000 RSF, equipment, piping, ductwork, temperature control wiring etc. by Tenant.
      o Cabinet/horizontal unit heaters to serve stairways, mechanical rooms.
      o Fan coil units serve MPOP, APOP, electrical rooms and elevator equipment rooms.
      o Radiation at floor one and two, where perimeter glass exceeds 7-0" in height.

      Air Side of System
      o Supply air provided by built-up air handlers with supply fans, return fans and chilled water coils.
      o Perimeter zone VAV boxes (8) with ductwork rough-in. Sixteen (16) VAV boxes stockpiled on each floor for future tenant improvement interior zones.
      o Interior VAV boxes with complete ductwork at elevator lobbies - floors 1 and 2 only.
      o     Electrical room ventilation fans.
      o     Stair pressurization fans per code.
      o     Air changes shall be (6) per hour.
      o Public area served by make-up air and exhaust system with distribution ductwork, and terminal devices serving floors one and two.
      o     Loading dock exhaust/make-up air.
      o     Elevator shaft relief.
      o The building will be provided with toilet exhaust to meet applicable codes.
      o Outside air economizer, enthalpy-controlled, capable of 100% outside air.
      o Minimum outside air provision shall be based on the higher standard of ASHRAE Standard 62-89 (Ventilation for Acceptable Indoor Air Quality). Ideally minimum outside air is actively controlled in accordance with the actual building population.
      o Air handling units will be designed to address indoor air quality issues as set forth in the ASHRAE 62-89 Standards. The following will be provided:

            1. Coated galvanized steel cooling coil drain pans, which are internally sloped to drain dry upon unit shutdown. Coils shall have a minimum of 6 up to a maximum of 8 rows and be selected at a maximum face velocity of 500 fpm.
            2. Air handling units will be fully accessible for cleaning and maintenance following ASHRAE 62-89 Standards.
            3.    Painted or galvanized cooling coil frames.
            4. AHU's capable of delivering 55(degrees)F supply air at peak cooling load conditions to occupied space.
            5. Air filters shall have an efficiency of 35% according to ASHRAE 62-89 Standards.
      o Level 3 and 4 office along Nicollet Avenue will be served by packaged DX cooling VAV rooftop units.
      o The system, including exhaust fans, shall be designed to operate so that sound transmission levels do not exceed NC35. Landlord shall be required to take appropriate corrective measures to eliminate any disturbing noise or vibration of any mechanical equipment or system furnished and installed by Landlord.

            Design Criteria
      o The heating, ventilating and air-conditioning system shall meet the following design conditions, at the stated outside design conditions:

            1. Summer - Outdoor conditions 92(degrees) Fahrenheit dry bulb; 75(degrees) Fahrenheit wet bulb (1% coincidence); indoor conditions 75(degrees) Fahrenheit dry bulb, 50% relative humidity maximum.
            2. Winter - Outdoor conditions minus 19(degrees) Fahrenheit dry bulb; 70(degrees) Fahrenheit dry bulb, inside.

      o Supply outlets shall be selected for minimum drafts and noiseless air distribution.

            The type and size of the diffusers shall be determined by Landlord's engineer.

            Exhaust fans shall be exhausted to the return air plenum. Electrical closets shall be equipped with exhaust fans.

            Supply air to the occupied tenant spaces shall be filtered with replaceable media type filters in accordance with ASHRAE 62-89 Standards with an average efficiency of 35% based on ASHRAE Test Standard 52.1-92.

            All supply air ductwork shall be sealed in accordance with SMACNA standards for Seal Class "A".

            Chilled hydronic systems shall be variable flow with two-way throttling valves.

            Both beating and chilled water systems will be thoroughly chemically cleaned (internally) and flushed. Systems then will be circulated through cartridge type filtering devices until clean. Both heating water and chilled water systems will be hydrostatically tested and proved leak tight prior to insulation. All heating and chilled water systems will be balanced to design flow rates and documented. All air distribution will be balanced and documented according to ASHRAE 62-89 Standards.

10.   EMERGENCY GENERATOR
      o Generator location is indoors or roof mounted with a weather proof enclosure, with an integral tank and radiator.
      o Louvers, dampers and controls for combustion air and generator room cooling.
      o     Exhaust pipe and exhaust pipe insulation.
      o     Fuel oil pipes and controls.
      o     Emergency generator is for base building life safety purposes only.

11.   LIFE SAFETY SYSTEMS
      o     Stair pressurization for all egress stairways.
      o Floor by floor smoke management control using smoke dampers on the return and supply.
      o     Elevator hoistway smoke relief (each bank).

12.   BUILDING AUTOMATION AND CONTROLS
      o All mechanical systems shall be controlled and monitored by a direct digital control (DDC) system complete with a personal computer interface with color graphics, modem, and trend logging capabilities.
      o     All air handler functions shall be controlled by the DDC system.
      o     All VAV box functions shall be DDC controlled.
      o     All exhaust fans shall be DDC controlled.
      o A direct digital control system (energy management system) shall be provided with the features listed below as a minimum:

            1.    Provide run time status of HVAC equipment.
            2. Control each zone to maintain set-point temperature. The set-point temperatures shall be adjustable third system software.
            3. Provide alarms indicating equipment failure, zone high/low temperatures, etc.
            4. Provide chilled water during winter months for HVAC equipment in computer room, telephone switch rooms, network and communications closets.
            5. The building control system will be full state-of-art DDC microprocessor based, PC driven, with stand alone remote field panels and peer-to-peer communication over a high speed network to all terminal equipment. All software and custom graphics will be included. Minimum network communication speed will be approximately 1OOK BAUD panel to panel and 9600 BAUD panel to terminal device controllers. Pneumatic actuators in the central plant may be considered. Temperature sensors and wiring will be left coiled and in ceiling plenum for installation during tenant improvement.

13.   TEST AND BALANCE

      o All ventilation and hydronic systems shall be performance tested and balanced to the design specifications.
      o Balancing shall be done by an independent test and balance (TAB) contractor.
      o     TAB contractor shall provide a written report.
      o Life safety systems shall be witness tested under actual operating conditions.

16000 ELECTRICAL

1.    SITE UTILITIES
      o Multiple 1500 KVA, 277/480 volt secondary, vault located transformer by NSP Co. Primary cable by NSP Co.
      o 4 inch PVC empty conduits from telephone Co. vault to MPOP for telephone service.
      o 4 inch PVC empty conduits from telephone Co. vault to APOP for telephone service.

2.    ELECTRICAL SERVICE AND DISTRIBUTION SYSTEM
      o Multiple 3000 amp, 3 phase, 4 wire secondary services from transformer vaults to switchboards.
      o Multiple 3000 amp, 3 phase, 4 wire, 277/480 volt switchboards on lower level. NSP metering provisions, fused main and distribution switches, and housekeeping concrete pads.
      o 3 phase, life safety emergency service, with normal power derived from utility service and emergency power derived from emergency generator set, complete with automatic transfer switches and all generator accessories, to serve life safety requirements.
      o Plug-in aluminum modular bus duct riser in building core from switchboard to electrical closet. Plug in fused disconnect switches to serve feeders for panelboards, lighting and miscellaneous power loads.

3.    PANELBOARDS ANND TRANSFORMERS
      o Distribution shall be to one electrical room on each floor. Electrical rooms will be stacked.
      o Circuit breaker panelboards shall be located in the electrical room on each floor to serve electrical loads and the portion of the leased premises on the floor as follows:
            (1) Provide one 480/277 volt panelboard in the electrical room. Panelboard shall have provision for 42 one pole bolt on breakers.
            (2) In the electrical room provide two 120/208 volt panelboards with a 112 KVA. Each panelboard will have provisions for 42 one pole bolt-on breakers.

4.    GROUNDING SYSTEM
      o Isolated ground conductor riser for all electrical and telephone/data rooms, originating in the main switchboards, extended through stacked electrical rooms for transformer and miscellaneous ground connections.

5.    STANDBY POWER GENERATION SYSTEM
      o Diesel engine generator system with integral radiator, main circuit breaker, 277/480 volt, 3 phase, 4 wire.
      o Multiple Automatic Transfer Switches 277/480 volt, 3 phase, for smoke evacuation system, life safety loads, and required elevator loads.
      o Fuel and exhaust piping, cooling and combustion air ducting, and insulation all by Division 15.

6.    BRANCH CIRCUIT DEVICES

      o     Switches to be spec grade, 277 volt, 20 ampere toggle.
      o     Duplex receptacles to be spec grade, 20 ampere.
      o GFI outlets to be provided at all wet locations, within 50' of roof mounted equipment, and all exterior locations.

7.    INTERIOR LIGHTING
      o Office area lighting by 2' x 4', 3 lamp, T-8 fluorescent troffers, electronic ballasts, 3 inch deep, 18 cell, low glare parabolic reflectors, one fixture per 80 usable SF stockpiled on tenant floors.
      o Storage and equipment room areas by 4 foot or 8 foot strip, T-8 fluorescent, electronic ballasted fixtures, surface or chain hung for 30 foot-candles.
      o All stairway lighting will be surface mounted, lensed fluorescent with T-8 lamps and electronic ballasts, for 20 foot-candles average at each landing.
      o Lighting for selected common building areas shall be controlled by the building computerized control system or local control for support rooms (i.e. electrical closets, communication closets, storage, etc.).

8.    EXIT AND EGRESS LIGHTING
      o Exit lights, LED type, at all egress pathways and exit doors, connected to emergency power distribution system.
      o Egress lighting will be selected room lights, stairwell lights, public area lights, for lighting throughout the egress path connected to emergency power distribution system.

10.   BRANCH CIRCUITRY
      o     120 volt power will be copper conductor, THHN insulation, per NEC.
      o Lighting branch circuits above accessible ceilings will be MC type cable or manufactured type wiring system.

11.   FIRE DETECTION AND ALARM SYSTEM
      o Fully addressable, solid state, multiplexed, high rise, with voice capabilities.
      o Area smoke detectors in all elevator lobbies, electrical and telephone equipment rooms.
      o     Duct smoke detectors in air handling units and in ducts as required.
      o Audible speaker strobe combination devices in all elevator lobbies, public corridors and areas, every fourth floor in stairwells and public toilet rooms.
      o Elevator recall features, water flow, tamper switch, and stair pressurization connections.
      o     Remote monitoring by UL listed remote station capabilities.
      o     Control panel located at fire command center (guard desk).
      o     Smoke evacuation manual controls at command center.
      o Speaker horns and visual strobes (ADA approved) at core areas only. Tenant will be responsible for devices within tenant areas per code requirements.

      o Smoke detectors at the elevator lobbies which interface with the elevator control system.
      o Fireman's telephone system utilizing two-way permanent phones and phone jacks.

12.   CLOSED CIRCUT TV SECURITY SYSTEM
      o Multiple components for coverage of entrances into building including cameras (black and white), lenses, housings, heaters, mounts, controls etc.
      o Cables, controllers, power supplies, training of staff and maintenance agreement.
      o Monitors at control center (security desk), one time lapse recorder with tapes.

13.   SECURITY CARD ACCESS SYSTEM
      o Proximity card readers at selected exterior entries, magnetic locks at selected doors, door position switches, exit motion sensors and blank cards.
      o Rough in of empty conduit at the stairwells for future control of stairwell doors.

14.   VOICE/DATA COMMUNICATIONS CABLING
      o MPOP and fiber optic hub rooms located in lower level for communications cable and glass fiber entrances to building is by tenant.
      o Telephone/fiber hub riser rooms will have combination sleeves between floors for fiber and telephone vertical cable risers.

15.   SYSTEM COMMISSIONING
      o Critical systems, such as emergency generator system, fire alarm system, card access system, voice/data cabling system, shall be commissioned. Normal operation, backup operation and controls are to be tested at operating conditions and possible failure modes identified.

100% Schematic Set


[SCHEMATIC OF NICOLLET MALL ELEVATION A301]

100% Schematic Set


[SCHEMATIC OF 10TH STREET ELEVATION A302]

100% Schematic Set


[SCHEMATIC OF LASALLE AVENUE ELEVATION A303]

100% Schematic Set


[SCHEMATIC OF 9TH STREET ELEVATION A304]

                       900 NICOLLET CONSTRUCTION SCHEDULE

--------------------------------------------------------------------------------------------
  ID     Task Name                                  Duration         Start          Finish
--------------------------------------------------------------------------------------------
  1      Agreements Executed                         1 day       Thu 12/31/98   Thu 12/31/98
--------------------------------------------------------------------------------------------
  2      Land Acquisition                           156 days       Mon 1/4/99    Wed 8/11/98
--------------------------------------------------------------------------------------------
  15     Design Schedule                            351 days    Thur 12/31/98    Wed 5/17/00
--------------------------------------------------------------------------------------------
  45     Document Review                            135 days     Thu 10/28/99    Wed 5/17/00
--------------------------------------------------------------------------------------------
  53     City Permits & Approvals                   255 days       Tue 6/1/99     Thu 6/1/00
--------------------------------------------------------------------------------------------
  70     Subcontract Bidding & Award                148 days       Tue 6/1/99   Thu 12/30/99
--------------------------------------------------------------------------------------------
  79     Procurement                                235 days      Tue 6/22/99    Wed 5/24/00
--------------------------------------------------------------------------------------------
  95     Ramp Construction                        278.5 days       Wed 6/9/99    Mon 7/17/00
--------------------------------------------------------------------------------------------
 151     1st Floor                                  190 days      Fri 5/19/00    Tue 2/20/01
--------------------------------------------------------------------------------------------
 166     2nd Floor                                  220 days       Mon 6/5/00    Tue 4/17/01
--------------------------------------------------------------------------------------------
 183     Target Store & Retail Construction         678 days     Thu 12/31/98    Fri 8/31/01
--------------------------------------------------------------------------------------------
 206     3rd Floor Office                           235 days      Mon 6/26/00    Wed 5/30/01
--------------------------------------------------------------------------------------------
 223     4th Floor Office                           245 days      Wed 7/26/00    Thu 7/12/01
--------------------------------------------------------------------------------------------
 240     Roof                                        81 days      Wed 8/30/00   Tue 12/26/00
--------------------------------------------------------------------------------------------
 248     Penthouse @ 5th Floor                       75 days      Wed 8/23/00    Fri 12/8/00
--------------------------------------------------------------------------------------------
 266     Office Tower                               280 days      Wed 8/23/00    Fri 9/28/01
--------------------------------------------------------------------------------------------
 257       Brick Exterior                           120 days      Wed 1/17/01    Thur 7/5/01
--------------------------------------------------------------------------------------------
 288       5th Floor                                140 days      Wed 8/23/00    Tue 3/13/01
--------------------------------------------------------------------------------------------
 305       6th Floor                                149 days      Thu 8/31/00     Tue 4/3/01
--------------------------------------------------------------------------------------------
 322       7th Floor                                158 days      Mon 9/11/00    Tue 4/24/01
--------------------------------------------------------------------------------------------
 339       8th Floor                                167 days      Tue 9/19/00    Wed 6/15/01
--------------------------------------------------------------------------------------------
 256       9th Bloor                                176 days      Wed 9/27/00     Wed 6/6/01
--------------------------------------------------------------------------------------------
 373       10th Floor                               184 days      Thu 10/5/00    Tue 6/26/01
--------------------------------------------------------------------------------------------
 390       Penthouse @ Tower                         87 days     Fri 10/13/00    Fri 2/16/01
--------------------------------------------------------------------------------------------
 399       11th Floor                               194 days     Fri 10/13/00    Thu 7/19/01
--------------------------------------------------------------------------------------------
 416       Penthouse for 11 Story Tower              77 days     Mon 10/23/00    Mon 2/12/01
--------------------------------------------------------------------------------------------
 424       11 Story Closeout                         91 days      Tue 6/22/01    Fri 9/28/01
--------------------------------------------------------------------------------------------
 428          Tenant Improvement for Floors 9-11     91 days      Tue 5/22/02    Fri 9/28/01
--------------------------------------------------------------------------------------------
 429             9th Floor                           55 days      Tue 5/22/02     Wed 8/8/01
--------------------------------------------------------------------------------------------
 441             10th Floor                          63 days       Fri 6/1/01    Wed 8/29/01
--------------------------------------------------------------------------------------------
 453             11th Floor                          71 days      Tue 6/12/01    Thu 9/20/01
--------------------------------------------------------------------------------------------
 465             Tenant Closeout                     13 days      Wed 9/12/01    Fri 9/28/01
--------------------------------------------------------------------------------------------

                [900 NICOLLET CONSTRUCTION SCHEDULE GANTT CHART]

--------------------------------------------------------------------------------

Project: 900 Nicollet - Phase 1 With F
Date: Mon 11/8/99                                     [GANTT CHART KEY]

--------------------------------------------------------------------------------
Retek Lease Exhibit                  Page 1                 Mon 11/8/99 12:03 PM
--------------------------------------------------------------------------------

100% Schematic Set


[SCHEMATIC OF FIRST FLOOR PLAN A101]

100% Schematic Set


[SCHEMATIC OF SECOND FLOOR PLAN A102]

100% Schematic Set


[SCHEMATIC OF THIRD FLOOR PLAN A103]

100% Schematic Set


[SCHEMATIC OF FOURTH FLOOR PLAN A104]

100% Schematic Set


[SCHEMATIC OF TYPICAL FLOOR PLANS FLOORS 5 AND 6 A105]

100% Schematic Set


[SCHEMATIC OF SEVENTH FLOOR PLAN A107]

100% Schematic Set


[SCHEMATIC OF TYPICAL FLOOR PLANS LEVELS 8TH THRU 13TH A108]

100% Schematic Set


[SCHEMATIC OF MECHANICAL FLOOR PLAN A114]

100% Schematic Set


[SCHEMATIC OF PARKING LEVEL 1 AP01]

100% Schematic Set


[SCHEMATIC OF PARKING LEVEL 3 AP03]

                                    EXHIBIT E

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF NOVEMBER 8, 1999
                                     BETWEEN
                           RYAN 900, LLC, AS LANDLORD,
                                       AND
                        RETEK, INC., AS TENANT ("LEASE")

                              900 Nicollet Project
                              Office & Common Areas
                 Base Building / Tenant Improvement Allocations

Column A - Items provided by Base Building.
Column B - Items to be provided by Tenant as part of Tenant Improvements.

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------

Finishes - Building Core Areas
1.    Building main lobby - 10th Street
      A.    Floor finishes                                                               X
      B.    Wall finishes                                                                X
      C.    Ceiling finishes                                                             X
      D.    Lighting                                                                     X
2.    Nicollet Mall lobby and elevator entrance - 1st and 2nd floor
      A.    Floor finishes                                                                            X
      B.    Wall finishes                                                                             X
      C.    Ceiling finishes                                                                          X
      D.    Lighting                                                                                  X
3.    Office floor elevator lobbies - 10th Street
      A.    Steel troweled concrete floor                                                X
      B.    Floor finishes                                                                            X
      C.    Gypsum board walls, sanded and taped                                         X
      D.    Wall finishes                                                                             X
      E.    Ceiling finishes                                                                          X
      F.    Lighting                                                                                  X
4.    Communications/electrical rooms
      A.    Sealed concrete floor, painted walls and unfinished ceiling                  X
      B.    Full height door per code (8'-0" high)                                       X
5.    Stairwells
      A.    Sealed concrete floors, stair treads                                         X
      B.    Painted steel stairs and walls                                               X
      C.    Full height doors per code (8'-0" high)                                      X
6.    Toilet rooms
      A.    Floor finishes (ceramic tile floors and base)                                X
      B.    Wall finishes (VWC on gypsum board walls, ceramic tile at "wet"              X
            walls)
      C.    Ceiling finishes (acoustical ceiling tile)                                   X

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------

      D.    Building standard plumbing and light fixtures                                X
      E.    Mirrors, toilet partitions and accessories                                   X

Finishes - Office Areas Outside of Building Core
1.    Office spaces
      A.    Steel troweled concrete floor                                                X
      B.    Floor finishes (carpet, resilient tile, etc.)                                             X
      C.    Gypsum board perimeter walls, core walls and columns, taped and              X
            sanded
      D.    Wall finishes (VWC, paint, etc.)                                                          X
      E.    Ceiling grid installed in a 4' x 4' grid system. Ceiling tiles and           X
            remaining grid will be stockpiled on the floor. (Open office layout with no wall penetrations of the grid system.)
      F.    Installation of ceiling tile and remaining grid.                                          X
      G.    Horizontal window blinds at exterior windows (1" mini blinds).               X
      H.    Doors, frames and hardware.                                                               X
      I.    Tenant signs                                                                              X

Heating, Ventilation and Air Conditioning System
1.    Office spaces
      A.    Variable air volume (VAV) system with primary distribution ductwork          X
            (duct mains) and complete perimeter (heating) zones including secondary distribution ductwork, VAV boxes, controls and diffusers.
      B.    Interior zone VAV boxes stockpiled on floors for future tenant               X
            build-out at 1,500 RSF per zone.
      C.    Installation of interior VAV zones including installation of                              X
            stockpiled VAV boxes, secondary distribution ductwork, controls, diffusers and return air grilles.
      D.    Exhaust fans for conference and meeting rooms.                                            X
2.    Computer rooms, special use areas.
      A.    Supplemental cooling for computer rooms, and other special cooling                        X
            or ventilation requirements.

Automatic Sprinkler System
1.    Office Spaces
      A.    Automatic sprinkler system installed complete for an open office             X
            plan in accordance with N.F.P.A. and building code requirements.
      B.    Added sprinkler heads and/or relocation of sprinkler heads for                            X
            enclosed offices, conference rooms, etc.
2.    Computer rooms, special use areas.
      A.    Special fire protection sprinkler systems, detection systems or                           X
            suppression systems for computer rooms, storage rooms or other special uses.

Electrical System - Power Distribution & Lighting
1.    Office spaces
      A.    Lighting (277v.)
            (1)   Provide 277/480 volt lighting panelboards with breakers, two           X
                  per floor in electrical closets.

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------

            (2)   Provide electrical distribution for lighting consisting of 1           X
                  junction box per 4,000 RSF, with 2-277 volt, 20 amp circuits each.
            (3)   Furnish only (stacked on the floor) one 2'x4' 3 lamp                   X
                  fluorescent light fixture, 3" deep x 18 cell parabolic, per 80
                  RSF.
            (4)   Installation, wiring and switching of light fixtures.                               X
            (5)   Furnishing and installation of and special lighting systems or                      X
                  fixtures.
      B.    Convenience power (120v./208v.)
            (1)   Provide 120/208 volt convenience power panelboards with                X
                  breakers, in electrical closets.
            (2)   Distribution wiring and installation of all convenience                             X
                  receptacles.
            (3)   Distribution wiring, connections and wiring of office                               X
                  furniture systems.
      B.    Special power and/or lighting requirements                                                X

Data / Telecommunications Systems
1.    Telephone and computer systems
      A.    Telephone equipment                                                                       X
      B.    Wiring and installation of telephone equipment                                            X
      C.    Computer equipment                                                                        X
      D.    Wiring and installation of computer equipment                                             X
      E.    Raised floor systems or other special computer environmental                              X
            requirements.
      F.    Special mechanical requirements including cooling systems,                                X
            humidification systems, etc.
      G.    Special power requirements including emergency power, UPS, etc.                           X
2.    Cabling infrastructure
      A.    Cable tray and/or other horizontal cabling distribution facilities                        X
            on tenant floors.
      B.    Data outlet boxes in drywall partitions with conduit stubs above                          X
            ceiling.
      C.    Copper and/or fiber connections from MPOP/APOP to telephone switch                        X
            and computer systems.
      D.    Copper and/or fiber riser cables, distribution equipment and                              X
            distribution to workstations (including floor penetrations.)

Security System
1.    Building security system for controlling building access at the street and         X
      skyway levels.

Miscellaneous
1.    Design fees for general office areas and other Interior Improvements                            X
2.    Hoisting of TI materials.                                                                       X
3.    Streetscapes.                                                                      X

                              900 Nicollet Project
                                  Retail Spaces
                 Base Building / Tenant Improvement Allocations

Column A - Items provided by Base Building.
Column B - Items to be provided as part of Tenant Improvements.

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------

General Costs
1.    Interior design services                                                                        X
2.    Foodservice & kitchen equipment design                                                          X
3.    Foodservice permits, approvals                                                                  X
4.    Ryan / Subcontractor design costs associated Mech / Elec fit-up of Tenant space                 X
5.    Construction General Conditions costs associated with Tenant Improvements.                      X
6.    Sewer connection assessment (SAC charge)                                                        X

Building Core & Shell
1.    Building exterior
      A.    Storefront (as detailed in current Schematic drawings)                       X
      B.    Added entrance doors or other modifications to building shell.                            X
      C.    Basic awnings (as detailed in current Schematic drawings)                    X
      D.    Exterior signs                                                                            X
2.    Service access
      A.    Special provisions for separate service access, trash facilities,                         X
            etc.
3.    Toilet Facilities
      A.    Dedicated toilet rooms (code required for TI usage) to be                                 X
            constructed as part of the retail Tenant Improvements
      B.    Base building will provide one male and one female restroom on the           X
            second floor for all retail tenants' employees. There will be no general public restrooms in the base building.
4.    Exterior window treatment (blinds / drapes)                                                     X

Tenant Space General Construction & Finishes
1.    Floor finishes
      A.    Steel troweled concrete floor                                                X
      B.    Waterproof membrane at wet areas                                                          X
      C.    Floor finishes                                                                            X
2.    Wall finishes
      A.    Gypsum board demising walls and gypsum board at interior face of             X
            exterior walls, sanded and taped
      B.    Wall finishes                                                                             X
3.    Ceiling finishes
      E.    Ceiling grid installed in a 4' x 4' grid system. Ceiling tiles and           X
            remaining grid will be stockpiled on the floor. (Open office layout with no wall penetrations of the grid system.)
      F.    Installation of ceiling tile and remaining grid.                                          X
4.    General construction of tenant space including partitions, doors, soffits, millwork, finishes, foodservice equipment and amenities, etc.

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------

Utility Services
1.    Gas service                                                                                     X
      A.    Extension of gas service to retail space (if required)
2.    Plumbing Service                                                                                X
      A.    Extension of waste (and vent) piping to retail space (if required)                        X
      B.    Extension of water service from building core to retail space (if required)
3.    Electrical service
      A.    Metering distribution panel 120/208V - 3-phase, 4-wire                       X
      B.    Feeder panelboard, circuit breakers, and wiring downstream of                             X
            metering distribution panel.
5.    Telephone service
      A.    Extension of telephone service from MPOP to retail space                                  X

Plumbing / Gas Piping
1.    Basic Plumbing
      A.    Foodservice plumbing system including waste and vent piping, floor                        X
            drains, sinks, garbage disposals, equipment connections, grease traps, toilet room piping and fixtures, etc.
      B.    Complete water system including piping and insulation, hot water                          X
            heater, connections to plumbing fixtures, equipment, etc.
3.    Gas Piping
      A.    Gas piping system complete including piping to kitchen equipment,                         X
            automatic shut-off valves, etc.

Heating, Ventilation and Air Conditioning System
1.    Basic HVAC
      A.    Dedicated air handling unit(s) for overhead constant volume system,          X
            ducted to the retail space (terminated at demising wall)
      B.    Perimeter fin tube heat with architectural covers at exterior                X
            storefront windows
      C.    Duct main extension, controls, secondary distribution ductwork,                           X
            diffusers and return air grilles
2.    Kitchen Exhaust / Make Up Air (MUA) Systems
      A.    MUA system complete including make-up air unit, duct extension,                           X
            controls and utility connections
      B.    Kitchen exhaust systems complete including hoods, ducts, duct                             X
            shafts, roof fans, pollution control, roof penetrations and flashings, wiring, controls, etc.
3.    HVAC - Miscellaneous
      A.    Toilet exhaust systems, supplemental cooling, and other special                           X
            cooling or ventilation requirements

Automatic Sprinkler Fire Protection System
1.    Basic Fire Protection
      A.    Automatic sprinkler system installed for an open floor plan in               X
            accordance with N.F.P.A. #13 and building code requirements

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------

      B.    Relocation of sprinkler beads, added sprinkler heads, and other                           X
            modifications required for build-out of retail space
2.    Special Fire Protection Requirements
      A.    Kitchen hood suppression systems, duct protection, misting systems,                       X
            and other special fire protection requirements
      B.    Increased sprinkler density, or other special requirements                                X
            associated with storage areas

Electrical System
1.    Lighting systems complete including panels, wiring, controls and light                          X
      fixtures
2.    Power wiring and connections for kitchen equipment, mechanical equipment                        X
3.    Convenience power                                                                               X
4.    Battery pack egress lighting                                                                    X

Fire Detection and Alarm Systems
1.    Base Building Fire Life Safety System as detailed in current Schematic              X
      documents, including main fire alarm panel, smoke control systems, and capacity for connection of devices in retail space
2.    Fire alarm requirements for retail space including any required                                 X
      detection, monitoring, annunciator panel, and alarm devices

Security System
1.    Building security systems as detailed in current Schematic documents                X
2.    Additional security required for retail space                                                   X

Data / Telecommunication System
1.    Data and communication systems including phone system, data systems,
      paging systems, EPOS equipment, etc.                                                            X

Foodservice Equipment
1.    Procurement, unloading, and installation of kitchen / foodservice equipment;                    X
      equipment start-up and training.
2.    Coolers, refrigeration equipment, shelving, cabinets, countertops, etc.                         X
3.    Conduit, piping and other rough-ins for foodservice equipment                                   X
4.    Furniture, fixtures and equipment (FFE) including smallwears, linens,                           X
      supplies, etc.

Miscellaneous
1.    Exterior and/or interior signs                                                                  X
2.    Hoisting of TI materials                                                                        X

                              900 Nicollet Project
                               Target Retail Space
                 Base Building / Tenant Improvement Allocations

Column A - Items provided by Base Building.
Column B - Items to be provided as part of Tenant Improvements.

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------

General Costs
1.    Interior design services                                                                        X
2.    Foodservice & kitchen equipment design                                                          X
3.    Foodservice permits, approvals                                                                  X
4.    Ryan / Subcontractor design costs associated Mech / Elec fit-up of Tenant                       X
      space
5.    Construction General Conditions costs associated with Tenant                                    X
      Improvements.
6.    Sewer connection assessment (SAC charge)                                                        X

Building Core & Shell
1.    Building exterior
      A.    Storefront (as detailed in current Schematic drawings)                                    X
      B.    Added entrance doors or other modifications to buildings shell.                           X
      C.    Basic awnings (as detailed in current Schematic drawings)                    X
      D.    Awning upgrades (if required)                                                             X
      E.    Exterior signs                                                                            X
2.    Service Access
      A.    Service corridor to building truck docks                                     X
      B.    Shared use of building docks, trash facilities, etc., or
      C.    Special provisions for separate service access, trash facilities,          (None)
            etc.
3.    Storage area
      A.    General building storage areas.                                            (None)
4.    Toilet Facilities
      A.    Dedicated toilet rooms to be constructed as part of the retail                            X
            Tenant Improvements
5.    Exterior window treatment (blinds / drapes)                                                     X

Tenant Space General Construction & Finishes
1.    Floor finishes
      A.    Steel troweled concrete floor                                                X
      B.    Waterproof membrane at wet areas                                                          X
      C.    Floor finishes                                                                            X
2.    Backing & Blocking
      A.    Backing/Blocking within the demising wall interior face                                   X
3.    Wall finishes
      A.    Gypsum board demising walls and gypsum board at interior face of                          X
            exterior walls, sanded and taped
      B.    Wall finishes                                                                             X
4.    Ceiling finishes
      A.    Exposed structure                                                            X

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------

      B.    Ceiling finishes                                                                          X
5.    General construction of tenant space including partitions, doors, soffits,                      X
      millwork, finishes, foodservice equipment and amenities, etc.

Utility Services
1.    Gas service
      A.    Extension of gas service to retail space (if required)                                    X
2.    Plumbing Service
      A.    Extension of waste (and vent) piping to retail space (if required)                        X
      B.    Extension of water service from building core to retail space (if                         X
            required)
3.    Electrical service
      A.    Panels, circuit breakers and wiring downstream of service panel /                         X
            generator
4.    Telephone service
      A.    Extension of telephone service from MPOP to retail space                                  X

Plumbing / Gas Piping
1.    Basic Plumbing
      A.    Foodservice plumbing system including waste and vent piping, floor                        X
            drains, sinks, garbage disposals, equipment connections, grease traps, toilet room piping and fixtures, etc.
      B.    Complete water system including piping and insulation, hot water                          X
            heater, connections to plumbing fixtures, equipment, etc.
3.    Gas Piping
      A.    Gas piping system complete including piping to kitchen equipment,                         X
            automatic shut-off valves, etc.

Heating, Ventilation and Air Conditioning System
1.    Basic HVAC
      A.    Dedicated air handling unit(s) for overhead constant volume system,                       X
            ducted to the retail space (terminated at demising wall)
      C.    Duct main extension, controls, secondary distribution ductwork,                           X
            diffusers and return air grilles
2.    Kitchen exhaust / MUA Systems
      A.    MUA system complete including make-up air unit, duct extension,                           X
            controls and utility connections
      B.    Kitchen exhaust systems complete including hoods, ducts, duct                             X
            shafts, roof fans, pollution control, roof penetrations and flashings, wiring, controls, etc.
3.    HVAC - Miscellaneous
      A.    Toilet exhaust systems, supplemental cooling, and other special                           X
            cooling or ventilation requirements

Automatic Sprinkler Fire Protection System
I.    Basic Fire Protection
      A.    Automatic sprinkler system installed for an open floor plan in                            X
            accordance with N.F.P.A. #13 and building code and Target
            requirements
      B.    Relocation of sprinkler heads, added sprinkler heads, and other                           X

-------------------------------------------------------------------------------------------------------------
Description                                                                            A - Base     B - TI
-------------------------------------------------------------------------------------------------------------


            modifications required for build-out of retail space
2.    Special Fire Protection Requirements
      A.    Kitchen hood suppression systems, duct protection, misting systems,                       X
            and other special fire protection requirements
      B.    Increased sprinkler density, or other special requirements associated                     X
            with storage areas

Electrical System
1.    Lighting systems complete including panels, wiring, controls and light                          X
      fixtures
2.    Power wiring and connections for kitchen equipment, trade fixtures, and                         X
      mechanical equipment
3.    Convenience power                                                                               X

Fire Detection and Alarm Systems
1.    Base Building Fire Life Safety System as detailed in current Schematic             X
      documents, including main fire alarm panel, smoke control systems, and capacity for connection of devices in retail space
2.    Fire alarm requirements for retail space including any required detection,                      X
      monitoring, annunciator panel, and alarm devices

Security System
1.    Building security systems as detailed in current Schematic documents               X
2.    Additional security required for retail space                                                   X

Data / Telecommunications System
1.    Data and communication systems including phone system, data systems,                            X
      paging systems, EPOS equipment, etc.

Foodservice Equipment
1.    Procurement, unloading, and installation of kitchen / foodservice equipment;                    X
      equipment start-up and training.
2.    Coolers, refrigeration equipment, shelving, cabinets, countertops. etc.                         X
3.    Conduit, piping and other rough-ins for foodservice equipment                                   X
4.    Furniture, fixtures and equipment (FFE) including smallwears, linens,                           X
      supplies, etc.

Miscellaneous
1.    Exterior and/or interior signs                                                                  X
2.    Start-up costs including personnel costs, training, supplies, utilities,                        X
      etc.

                                    EXHIBIT F

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                           DATED AS OF NOVEMBER 8,1999
                                     BETWEEN
                           RYAN 900, LLC, AS LANDLORD,
                                       AND
                        RETEK, INC., AS TENANT ("LEASE")

                         PRELIMINARY BUILDING ELEVATION

                                    EXHIBIT G

                        ATTACHED TO AND FORMING A PART OF
                                 LEASE AGREEMENT
                          DATED AS OF NOVEBMER 8, 1999
                                     BETWEEN
                           RYAN 900, LLC, AS LANDLORD,
                                       AND
                        RETEK, INC., AS TENANT ("LEASE")

                               JANITORIAL SERVICES

Based on five (5) days per week service (Monday - Friday) with all work to commence after 5:00 p.m.

Tenant Area - Daily Cleaning

      1.    Empty all waste baskets, waste receptacles, and place for disposal.

      2.    Empty and wash all ashtrays.

      3.    Dust mop tile floor surfaces.

      4.    Spot clean nightly - damp mop weekly.

      5.    Spot vacuum carpet nightly - vacuum thoroughly once a week.

      6.    Spot clean carpet spots and spillage upon request.

      7. Dust desks, tables, counters, file cabinets, and other furniture or fixtures.

      8.    Dust all ledges and other flat surfaces within reach.

      9.    Properly arrange furniture.

      10.   Spot clean door and partition glass.

      11. Spot clean light switches and adjacent wall area. These areas are to be free of fingerprints, marks and soils.

      12.   Wash cafeteria table tops.

      13. Keep all building vacancies in a clean, presentable condition at all times.

      14.   All doors are to be locked upon completion of work.

      15.   Leave only designated lights on.

Tenant Area - Weekly Cleaning

      1.    Dust high partition ledges and moldings.

      2.    Clean and polish door push plates, kickplates, and thresholds

      3.    Spray buff all tile areas.

      4.    Wash all cafeteria waste receptacles.

      5.    Vacuum thoroughly.

Tenant Area - Quarterly Cleaning

      1.    Strip, seal, and refinish all tile floor surfaces.

      2.    Dust venetian blinds.

Elevators - Daily Cleaning

      1.    Vacuum clean carpeting.

      2.    All areas are to be free of visible dust.

      3.    Clean and polish walls and doors.

      4.    Clean and polish all stainless steel.

      5.    Spot clean carpet spots and spillage.

Elevators - Monthly Cleaning

      1.    Cleaning ceiling light diffusers

      2.    Dust high ledges and moldings.

      3.    Shampoo carpeting as required.

Stairways - Daily Cleaning

      1.    Police and spot clean.

Stairways - Weekly Cleaning

      1.    Damp wipe handrails

      2.    Dust all ledges, moldings and pipes.

      3.    Wet mop steps and landings.

      4.    Sweep steps and landings.

Restrooms - Daily Cleaning

      1. Empty waste containers and replace plastic liners from customers stock.

      2.    Damp wipe and polish exterior of all waste containers.

      3.    Dust mop floor surfaces.

      4. Wet mop all floor surfaces using a disinfectant solution. Corners, edges, baseboard grout are to be uniform in appearance.

      5.    Dust all ledges and other flat surfaces within reach.

      6.    Clean and polish all chrome hardware.

      7.    Clean and sanitize sinks, toilets, seats and urinals.

      8.    Clean and polish mirrors and frames.

      9.    Remove any soap scum or residue left from soap dispenser.

      10. Wash walls and partitions adjacent to urinals, bowls, sinks. They are to be free of soil and marks and uniform in appearance.

      11.   Clean and polish dispensers, and refill from customer's stock.

      12.   Report any fixtures not working properly to building office.

Restroom - Weekly Cleaning

      1.    Wash interior of all waste containers.

      2.    Dust high ledges and moldings.

Restrooms - Monthly Cleaning

      1.    Scrub floor surfaces.

      2.    Vacuum or dust ceiling vents.

Restrooms - Quarterly Cleaning

      1.    Wash all walls, doors, and partitions.

Entrance, Lobby and Corridors - Daily Cleaning

      1.    Empty and wash all ashtrays.

      2. Empty all debris from sand urns, smooth sand. Replace sand as needed and polish chrome.

      3.    Empty waste receptacles and place for disposal.

      4.    All areas to be free of visible dust.

      5.    Walls and doors to be free of marks and soil.

      6.    Clean and polish drinking fountains and adjacent wall area.

      7.    Clean and polish public telephone and adjacent wall area.

      8.    All entrance glass to be free of streaks and smudges.

      9.    Wash all entrance door glass inside and out, and clean metal.

      10. Clean and polish door kickplates, push plates, thresholds, and other chromes and stainless steel.

      11.   Dust mop tile floor surfaces.

      12.   Wet mop tile floor surfaces.

      13.   Vacuum clean all carpeted areas.

      14.   Spot clean carpet spots and spillage.

      15.   Clean and polish building directory board.

      16.   Clean all entry and walk-way mats.

Entrance, Lobby, and Corridors - Weekly Cleaning

      1.    Dust high ledges and moldings.

      2.    Wash entrance side plates inside and outside.

      3.    Wash doors and first floor side plates inside and outside.

      4.    Spray buff lobby tile.

Entrance. Lobby, and Corridors - Quarterly Cleaning

      1.    Shampoo all carpeted areas.

      2.    Strip, seal and recoat tile floor surfaces.

      3.    Wash all entrance glass, inside and outside.

                            FIRST AMENDMENT TO LEASE

This First Amendment to Lease, dated as of August 9, 2000 (Amendment), between RYAN 900, LLC, a Minnesota limited liability company (Landlord), and RETEK INC., a Delaware corporation (Tenant);

WITNESSETH, that:

WHEREAS, Landlord and Tenant have entered into a Lease dated November 8, 1999 (Lease) for approximately 217,775 rentable square feet on the 8th, 9th, 10th, 11th and 12th floors of the building being developed by Landlord on the block bounded by Nicollet Mall, LaSalle Avenue, South 9th Street and South 10th Street in the City of Minneapolis, County of Hennepin, State of Minnesota; and

WHEREAS, Landlord and Tenant desire and intend hereby to amend the Lease as specifically hereinafter set forth and provided.

NOW, THEREFORE, in consideration of the mutual terms hereof Landlord and Tenant agree that the Lease shall be and hereby is amended as follows:

1. The description of the Premises contained in the Basic Lease Information is hereby deleted and replaced in its entirety by the following:

      "The Premises will be delivered to Tenant in three phases.

      As of the Commencement Date, the Premises will consist of floors 10 and 11 and portions of floor 4 and floor 5 of the Building. Each of floors 10 and 11 consists of approximately 43,505 square feet of Rentable Area. The portion of floor 5 included in the Premises consists of approximately 26,520 square feet of Rentable Area and is shown crosshatched on the 5th floor plan attached hereto as part of Exhibit A. The portion of floor 4 included in the Premises consists of approximately 42,058 square feet of Rentable Area, and is shown crosshatched on the 4th floor plan attached hereto as part of Exhibit A. As of the Commencement Date, the Premises will consist of approximately 155,588 square feet of Rentable Area.

      As of the later of a) the first day of the third (3rd) full month of the Term or b) December 1, 2001 ("Phase 2 Commencement"), the Premises will consist of floors 9, 10, 11 and said portions of floor 4 and floor 5 of the Building. The 9th floor consists of approximately 43,505 square feet of Rentable Area. As of the Phase 2 Commencement, the Premises will consist of approximately 199,093 square feet of Rentable Area.

      As of the later of a) the first day of the fifth (5th) full month of the Term or b) March 1, 2002 ("Phase 3 Commencement"), the Premises will consist of floors 8, 9, 10, 11 and said portions of floor 4 and floor 5 of the Building, The 8th floor consists of approximately 43,505 square feet of Rentable Area. As of the Phase 3 Commencement, the Premises will consist of approximately 242,598 square feet of Rentable Area."

2. The floor plans which are attached hereto as Exhibit A are substituted for the floor plans which are attached as Exhibit A to the Lease.

3. The words "floors 10, 11 and 12" in the second sentence of Section 2.1 are deleted, and the words "floors 10 and 11 and portions of floor 4 and floor 5" are substituted in place thereof.

4. Section 1.2 - Expansion Options - is hereby deleted and replaced in its entirety by the following:

      1.2 Expansion Options. Subject to the terms and conditions set forth in this Section, 1.2, Landlord grants to Tenant options to add space ("Expansion Space") to the Premises as follows:

            (a) The maximum Expansion Space shall be approximately 98,510 square feet of Rentable Area, to be leased at Tenant's option in two options (collectively, the "Expansion Options"). The first option ("First Expansion Option") shall be at Tenant's election with respect to either seventh floor of approximately 43,505 square feet of Rentable Area or sixth and seventh floors each containing approximately 43,505 square feet of Rentable Area in the Building ("First Expansion Space"). The second option ("Second Expansion Option") shall be for a portion of floor 4, as shown on the floor plan attached as Exhibit B, consisting of no less than 8,500 and no more than 11,500 square feet of Rentable Area ("Second Expansion Space).

            (b) Tenant shall have the right to exercise its Expansion Options as follows: Tenant shall have the right to exercise the First Expansion Option no later than December 31, 2001. Tenant shall have the right to exercise the Second Expansion Option no later than the last day of the thirty sixth (36th) full month of the Term which, based upon the Scheduled Commencement Date, would be September 30, 2004. If Tenant shall fail to exercise any Expansion Option by the dates provided, it shall be deemed to have waived the right to exercise the Expansion Option in question. Each Expansion Option shall be exercised by Tenant giving written notice to Landlord of its election, and as to the First Expansion Option, Tenant's determination as to taking one or two floors.

            (c) Unless accelerated as provided herein, Landlord shall deliver the First Expansion Space to Tenant, and such space shall become a part of the Premises, on the later of January 1, 2003, and the date Landlord delivers the First Expansion Space to Tenant with Landlord's Work Substantially Complete. The First Expansion Space shall be delivered to Tenant in a manner consistent with Section 2.1 as to Landlord's construction obligations set forth in the Construction Rider defined in
      Section 2.1 ("Landlord's Work"), Substantial Completion and conditions precedent to delivery to Tenant, and with the same Tenant Improvement Allowance provided to Tenant. Tenant shall provide Final Tenant Improvement Plans to Landlord for the First Expansion Space no later than August 1, 2002. Landlord shall deliver the Second Expansion Space to Tenant between the first day of the 39th full month of the Term and the first day of the 54th full month of the Term which, based upon the Scheduled Commencement Date, would be between December 1, 2004 and March 1, 2006. The Second Expansion Space shall be delivered to Tenant in its "As-Is" condition, but constructed to at least the Base Building condition as specified in Exhibits D & E. If the Second Expansion Space has not been constructed beyond the Base Building condition set forth in Exhibits D & E, the determination of Market Rate will reflect the unimproved condition of the space. The space leased pursuant to the Second Expansion Option shall be added. to the Premises on the date of delivery thereof by Landlord, but Tenant's obligation to pay Rent with respect thereto shall not commence until the earlier of (i) the date which is four (4) months after such delivery date, or (ii) the date on which Tenant commences using such space for business purposes.

            (d) Within thirty (30) days of receiving Tenant's notice exercising the Second Expansion Option, Landlord shall give notice of Landlord's good faith estimate of the Market Rate for the Second Expansion Space. The Market Rate set forth in such notice by Landlord shall be controlling unless within thirty (30) days after such notice Tenant shall notify Landlord that it objects to Landlord's estimate of Market Rate, in which case the Market Rate shall be determined in accordance with Section 3.5 of this Lease. If the Market Rate has not been determined prior to the date when monthly Rent on the Second Expansion Space commences, then Tenant shall pay monthly Rent based upon Landlord's estimate until the monthly Rent has been determined, at which time Landlord shall pay to Tenant or Tenant shall pay to Landlord, as appropriate, the amount equal to the overpayment or underpayment of Rent for such Second Expansion Space.

            (e) If at the time of exercise or at any time thereafter until the commencement of the Term as to any Expansion Space, an Event of Default exists under this Lease, Tenant will have no right to exercise its option as to the relevant Expansion Space and/or to lease such Expansion Space.

            (f) Within ten (10) days after request by Landlord or Tenant, the parties will execute an amendment to this Lease, in the form prepared by Landlord, adding to the Premises any Expansion Space which Tenant has elected to lease, as of the date of commencement of the Term with respect to such Expansion Space, and otherwise upon the terms and conditions of this Lease.

      Tenant may elect to accelerate the Scheduled Commencement Date for the First Expansion Space. Upon written notice of Tenant's intent to accelerate the Scheduled Commencement Date and the space to which such acceleration applies, Landlord shall make a commercially reasonable effort to deliver such space in the condition provided for in this Lease as of the date specified by Tenant, but Landlord, acting diligently, shall have no liability for failing to so deliver.

      If Tenant exercises its occupancy acceleration right and Landlord delivers the First Expansion Space to Tenant prior to its scheduled delivery/commencement dates under the Lease and in the condition required under this Lease, Tenant shall receive a credit ("Rent Credit") against Rent due under this Lease for each month the respective delivery dates are accelerated. The Rent Credit will be applied against the first installments of Rent coming due after the respective accelerated delivery/commencement dates. If the respective scheduled delivery/commencement dates are accelerated for any partial month, the Rent Credit will be prorated for such partial month on the basis of the total number of days in that particular month. The Rent Credit will be an amount equal to $1.67 multiplied by the number of rentable square feet of space delivery of which is accelerated, multiplied by the number of months (or partial months) the respective scheduled delivery/commencement dates are accelerated.

      For example, if Tenant exercises its acceleration right with respect to the First Expansion Space (currently scheduled for delivery on January 1,
      2003) and Landlord delivers the

      First Expansion Space to Tenant on October 15, 2002 [text illegible] the delivery conditions of Section 2.1 satisfied such that the commencement date for the First Expansion Space is October 15, 2002), Tenant will receive a Rent Credit equal to $1.67 multiplied by the Rentable Area of the First Expansion Space multiplied by 2.484 (the partial month happens to be a month with 31 days, and 15 divided by 31 equals 0.484 when rounded to 3 decimal points)."

5. The description of Base Rent contained in the Basic Lease Information is hereby deleted and replaced in its entirety by the following:

      "Base Rent:
      Months 1-6: The sum of a) $18.12 per rentable square foot per year multiplied by 24,823 rentable square feet, plus b) $16.50 per rentable square foot per year multiplied by the square foot rentable area of the Premises in excess of 24,823 rentable square feet.

      Months 7-60: The sum of a) $18.12 per rentable square foot per year multiplied by 24,823 rentable square feet, plus b) $17.93 per rentable square foot per year multiplied by the square foot rentable area of the Premises in excess of 24,823) rentable square feet.

      Months 61-120: The sum of a) $18.12 per rentable square foot per year multiplied by 24,823 rentable square, feet, plus b) $18.93 per rentable square foot per year multiplied by the square foot rentable area of the Premises in excess of 24,823 rentable square feet.

      Months 121-150: The sum of a) $19.62 per rentable square foot per year multiplied by 24,823 rentable square feet, plus b) $19.91 per rentable square foot per year multiplied by the square foot rentable area of the Premises in excess of 24,823 rentable square feet."

6. The second paragraph of Section 3.1 is hereby deleted and replaced in its entirety by the following:

      "Tenant shall receive a credit in the amount of Two Hundred Eighty Thousand Nine Hundred Forty Seven and 00/100 Dollars ($280,947.00) against Base Rent first due under the terms of this Lease."

7. Section 4 - SECURITY DEPOSIT - is hereby deleted and replaced in its entirety by the following:

      "4. Security Deposit. On or before January 31, 2000, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit (the "Security Deposit") as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder and for which Landlord is entitled to recover under the terms of this Lease. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall, within thirty (30) days of such expiration or termination, return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

      The initial amount of the Security Deposit shall be Eleven Million Nine Hundred Thousand and 00/100 Dollars ($11,900,000.00). If Tenant's Net Worth, consisting of Total Equity and Deferred Revenue, as determined in accordance with Generally Accepted Accounting Principles ("Net Worth"), for a period of three (3) consecutive calendar years during the Term, as determined at the end of each quarter is greater than Seventy Five Million and 00/100 Dollars ($75,000,000.00), the amount of the Security Deposit shall, effective immediately on the first day of the fourth (4th) consecutive calendar year, be reduced by Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00). Following the twelfth consecutive month after the Security Deposit has been reduced by Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), in which Tenant's Net Worth is, as determined at the end of each quarter, greater than Seventy Five Million and 00/100 Dollars ($75,000,000.00), the amount of the Security Deposit shall be reduced by an additional Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00), effective on the first day of the thirteenth (13th) consecutive month.

      The amount of the Security Deposit shall, from time to time upon request by Tenant, be further reduced by an amount equal to any reduction in Landlord's obligation for Total Remaining Rent, as defined in Section 34 of the Lease, provided, however, that the amount of the Security Deposit shall not be reduced by reason of Landlord's payment of rent, In no event shall the amount of the Security Deposit be reduced pursuant to the terms of this paragraph by an amount greater than Four Million Four Hundred Thousand and 00/100 Dollars ($4,400,000.00).

      During such time as Tenant's Net Worth is greater than Seventy Five Million and 00/100 Dollars ($75,000,000.00), no Security Deposit shall be required. If as of the end of any fiscal quarter Tenant's Net Worth is less than Seventy Five Million and 00/100 Dollars ($75,000,000.00),
      Tenant shall promptly, but in any event within thirty (30) days, deposit with Landlord the amount provided for in this Section 4. The Security Deposit may be in the form of an unconditional and irrevocable letter of credit issued by a national bank reasonably acceptable to Landlord. Landlord may draw upon the letter of credit if it is not extended or replaced at least thirty (30) days prior to its expiration date. Landlord will accept Tenant's unaudited financial statement on January 31, 2000, to establish Tenant's Net Worth as of that date."

8. The amount of the Security Deposit set forth in the Basic Lease Information is increased from $7,500,000.00 to $11,900,000.00.

9. The Rentable Area of the Building set forth in the Basic Lease Information is changed from approximately 487,607 square feet to approximately 450,976 square feet. The estimated Tenant's Share as of the Commencement Date set forth in the Basic Lease Information is changed from 26.8% to 34.5%.

10. The amount of the Landlord contribution toward the Tenant Improvements Allowance with respect to the Premises pursuant to paragraph 2.5(a) of Exhibit B to the Lease is hereby reduced by Thirty Five Thousand Two Hundred Sixty Three and no/100 Dollars.

11. Section 36 - Project/Building Name is hereby deleted and removed in its entirety by the following: "36. Project/Building Name. The name "Retek on the Mall" shall be affixed as primary building signage above the Nicollet Mall entrance to the Building. The Nicollet Mall lobby entrance shall be a shared entry for the benefit of Tenant and any other tenant occupying all or substantially all of the third floor of the Building." The name "Retek" shall be affixed as primary building signage at the Tenth Street entrance to the building.

12.   Exhibit F to the Lease is deleted in its entirety.

13. Storage Space: Landlord does hereby lease and Tenant does hereby take a storage area of approximately 8,000 square feet located on the Penthouse level of the Building, for the Term of the Lease, at an initial rental rate of $12.00 per square foot. The rental rate for the storage space shall be subject to adjustment at three-year intervals to that charged for similar space in similar buildings in downtown Minneapolis, MN. Tenant may, at its sole discretion terminate this Lease as to the Storage Space demised by this section, as of the last day of each third year, upon ninety (90) days written notice to Landlord.

EXCEPT as expressly amended or supplemented herein, the Lease is and shall remain and continue in full force and effect in accordance with its terms.

IN WITNESS WBEREOF, this Amendment is hereby executed and delivered as of the date and year first above written.


LANDLORD:             RYAN 900, LLC

                      BY: /s/ Timothy M. Gray
                          --------------------------

                      Its: Chief Manager
                           -------------------------

TENANT:               RETEK INC.

                      BY: /s/ Gregory A. Effertz

                      Its: V Pres

                                    EXHIBIT B

     [FLOOR PLAN OF THE RETEK TOWER FOURTH FLOOR AND RETEK EXPANSION SPACE]

                                   EXHIBIT A

   [FLOOR PLAN OF THE RETEK TOWER FOURTH FLOOR AND CURRENT RETEK LEASED SPACE]

                                   EXHIBIT A

           [FLOOR PLAN OF THE RETEK TOWER FIFTH FLOOR AND LEASED SPACE]

                            SECOND AMENDMENT TO LEASE

This Second Amendment to Lease, dated as of Dec 21, 2001 (Second Amendment), between RC-NRI, LLC a Delaware limited liability company, successor in interest to RYAN 900, LLC, (Landlord), and RETEK INC., a Delaware corporation (Tenant);

WITNESSETH, that:

WHEREAS, Landlord and Tenant have entered into a Lease dated November 8, 1999 (Lease) and First Amendment to Lease dated August 9, 2000, for approximately 242,598 square feet of Rentable Area on the 4th, 5th, 8th, 9th, 10th and 11th floors of the building on the block bounded by Nicollet Mall, LaSalle Avenue, South 9th Street and South 10th Street in the City of Minneapolis, County of Hennepin, State of Minnesota; and

WHEREAS, Landlord and Tenant desire and intend hereby to further amend the Lease as specifically hereinafter set forth and provided.

NOW, THEREFORE, in consideration of the mutual terms hereof, Landlord and Tenant, agree that the Lease shall be and hereby is amended as follows:

1.    The Commencement Date is October 1, 2001.

2. As of the Commencement Date, the Premises consists of 155,095 square feet of Rentable Area.

3.    The Phase 2 Commencement date is December 1, 2001.

4. As of the Phase 2 Commencement date, the Premises shall consist of 198,601 square feet of Rentable Area.

5.    The Phase 3 Commencement date is March 1, 2002.

6. As of the Phase 3 Commencement date, the Premises shall consist of 242,107 square feet of Rentable Area.

7. The First Expansion Option shall be, at the Tenant's election, with respect to either seventh floor of approximately 43,506 square feet of Rentable Area or sixth and seventh floors of approximately 86,860 square feet of Rentable Area ("First Expansion Space")

8. The Rentable Area of the Building is 449,597 square feet of Rentable Area. Tenant's Share as of the Commencement Date is 34.5%.

9. The storage area leased to Tenant on the Penthouse level of the Building consists of 8,008 square feet.

EXCEPT as expressly amended or supplemented herein, the Lease is and shall remain and continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, this Second Amendment is hereby executed and delivered as of the date and year first above written.

LANDLORD:         RC-NRI, LLC
                  By: Ryan 900, LLC
                  Its Managing Member

                  BY: /s/ Timothy M. Gray
                      ---------------------------

                      Its: Mgr.
                           ----------------------

TENANT:           RETEK, INC.

                  BY: /s/ Gregory A. Effertz
                      ---------------------------

                      Its:
                           ----------------------

                               Memorandum Of Lease

      This Short Form Memorandum (this "Agreement") is made and entered into this 25th day of August, 2004, by and between RC-NRI, LLLP successor in interest to Ryan 900, LLC, a Minnesota limited liability company ("Landlord"), and Retek Inc. Delaware corporation.

                                   WITNESSETH:

      That Landlord, in consideration of the rents reserved and the covenants, agreements and conditions in a certain lease between the same parties dated the 8th day of November, 1999 (the "Lease"), has leased to Tenant, and Tenant has leased from Landlord, premises consisting of 242,107 rentable square feet in the building at 50 South Tenth Street in Minneapolis, Hennepin County, Minnesota, and constructed on the land described on the attached Exhibit A, for a term commencing on October 1, 2001 and expiring on Match 31, 2014, under the terms, covenants and conditions contained in the Lease.

      Tenant has the right to extend the term of the Lease for two successive periods of five years each.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals.

LANDLORD:                                         TENANT:

RC-NRI, LLLP, a Delaware limited liability        RETEK, INC.
limited partnership

By: 900 Nicollet General Partner, LLC,
      a Delaware limited liability company,
      Its General Partner                         By: /s/ Gregory A. Effertz
                                                      ----------------------

    By: RNN, LLLP, a Delaware limited              Its: CHIEF FINANCIAL OFFICER
        liability limited partnership,                  -----------------------
        its Managing Member

        By: RNN GP, LLC, a Delaware
            limited liability company,
            Its General Partner

             By: Ryan 900, LLC, a
                 Minnesota limited liability
                 company, its Managing           Drafted by:
                 Member                          Ryan Companies US, Inc. - JPK
                                                 50 South Tenth Street #300
                 By: /s/ Timothy M. Gray         Minneapolis, MN 55403-2012
                     -------------------
                     Timothy M. Gray
                     Its Chief Manager

                        ACKNOWLEDGEMENT

STATE OF Minnesota )
                   )ss.
COUNTY Hennepin    )

      The foregoing instrument was acknowledged before me this 25 day of August 2004, by Timothy M. Gray, the Chief Manager of Ryan 900 LLC, a Minnesota limited liability company, the managing member of RNN GP, LLC, a Delaware limited liability company, the general Partner of RNN, LLLP a Delaware limited liability limited partnership, the managing member of 900 Nicollet General Partner, LLC, a Delaware limited liability and the general partner of RC-NRI, LLLP, a Delaware limited liability limited partnership, on behalf of the limited liability limited partnership.

                                    /s/ Ann M. Schumack
                                    -----------------------------
[NOTARY STAMP]                      Notary Public

                                    Minneapolis, County of Hennepin

My Commission Expires:

1/31/05
---------------------
                                    (Notary Public's Seal)

STATE OF MINNESOTA )
                   )ss.
COUNTY HENNEPIN    )

The foregoing instrument was acknowledged before me this 23rd day of August, 2004, by Gregory A. Effertz, the Chief Financial Officer of Retek, Inc., a Delaware corporation, on behalf of the corporation.

                                    /s/ Annette D. Ward
                                    -------------------
[NOTARY STAMP]                      NOTARY PUBLIC

                                    (Notary Public's Seal)

                                    EXHIBIT A

                                Legal Description

Tracts C, D, E, F, I, J, L, M, N, O, P, T, W, X, Z, BB, CC, and EE, Registered Land Survey No. 1717, Files of Registrar of Tiles, Hennepin County, Minnesota

[LETTERHEAD OF ORACLE CORPORATION]

     RECEIVED
ORACLE CORPORATION
    JUL 21 2005

LEASE ADMINISTRATION
    ROCKLIN, CA

                          NOTICE OF ASSIGNMENT OF LEASE
                                       AND
                          CHANGE OF ADDRESS FOR NOTICES

                                  July 1, 2005

VIA OVERNIGHT COURIER

Ryan Companies, Inc.
Attn: Jeff Steinke
50 South 10th Street
Suite 300
Minneapolis, MN 55403-2012

Re: Lease dated November 8, 1999, as amended by the First Amendment to Lease, dated August 9, 2000, as amended by the Second Amendment to Lease, dated December 21, 2001, between Ryan 900, LLC, as landlord, and Retek Inc., as tenant, for Premises located at 950 Nicollet Mall, Minneapolis, MN (the "Lease")

Ladies and Gentlemen:

      As landlord under the above-referenced Lease, you are hereby notified that, effective as of July 1, 2005 (the "Effective Date"), Retek Inc. assigned its interest as tenant under the Lease to Oracle USA, Inc., a Colorado Corporation. From and after the Effective Date, the addresses for notices to the tenant under the Lease will be:

             Oracle USA, Inc.
             1001 Sunset Boulevard
             Rocklin, CA 95765
             Attention: Lease Administration

             With a copy to:

             Oracle Corporation
             500 Oracle Parkway, M/S 5OP7
             Redwood Shores, California 94065
             Attention: General Counsel

      Please acknowledge your receipt of this Notice and consent to the assignment of the Lease to Oracle USA, Inc., by signing a copy of this Notice in the space provided below and returning that copy in the enclosed self-addressed, stamped envelope.

[LETTERHEAD OF ORACLE CORPORATION]

July 1, 2005
Page 2

      Should you have any questions or require any additional information with respect to the foregoing, please contact Sandra Tavianini
(sandra.tavianini@oracle.com) at (916) 315-4075.

                                ORACLE USA, INC.

                                By: /s/ Sandra Tavianini
                                    ------------------------
                                Name: Sandra Tavianini
                                Its: Sr. Lease Administrator

Landlord hereby acknowledges receipt of this Notice and, based upon the representation and subject to the condition that Oracle USA, Inc. or its affiliate has acquired substantially all of the assets or capital stock of Retek Inc., without relieving the Assignor from liability under the Lease, Landlord hereby consents to the assignment of the Lease described herein, subject to assumption of the Lease by Oracle USA, Inc. by its execution below and return to Landlord.

RC-NRI, LLLP

By:   /s/ Jeff Steinke
      -----------------------

Name: Jeff Steinke
      -----------------------

Its:  Authorized Agent
      -----------------------

Date: 7/18/05
      -----------------------

We hereby agree to assume and perform all of the obligations of the Tenant under the subject Lease arising from and after July 1, 2005.

ORACLE USA, INC.

By:   /s/ Sandra Tavianini
      -----------------------

Name: Sandra Tavianini
      -----------------------

Its:  Sr. Lease Administrator
      -----------------------